SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SunCoke Energy, Inc.

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March 28, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of SunCoke Energy, Inc. The 2013 Annual Meeting will be held on Thursday, May 9, 2013 at 9:00 a.m., local time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563.

The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the 2013 Annual Meeting, including the nominees for election as directors.

We are furnishing our proxy statement and other proxy materials to our stockholders over the Internet. We also are mailing paper copies of our proxy statement and other proxy materials to stockholders who have requested them. For further details, please refer to the section entitled About the Annual Meeting beginning on page 1 of this proxy statement.

Whether or not you plan to attend the 2013 Annual Meeting, it is important that your shares be represented. Please vote via telephone, over the Internet or by proxy card or voter instruction form.

Thank you for your support of SunCoke Energy.

Sincerely,

Frederick A. Henderson

Chairman and Chief Executive Officer

SunCoke Energy, Inc. | 1011 Warrenville Road | Suite 600 | Lisle, Illinois 60532 | tel (630) 824-1000

www.suncoke.com

Notice of Annual Meeting of Stockholders

to be held on May 9, 2013

The 2013 Annual Meeting of Stockholders of SunCoke Energy, Inc. will be held on Thursday, May 9, 2013 at 9:00 a.m., local time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563, for the following purposes:

1.	To elect three directors, Peter B. Hamilton, Karen B. Peetz and John W. Rowe, to the class of directors whose term expires in 2016;

2.	To hold a non-binding advisory vote to approve our executive compensation;

3.	To approve the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan;

4.	To approve the SunCoke Energy, Inc. Senior Executive Incentive Plan;

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

6.	To transact such other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof.

You may vote at the 2013 Annual Meeting if you were a stockholder of record at the close of business on March 11, 2013. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the 2013 Annual Meeting. Most stockholders have three options for submitting their vote: (1) via the telephone, (2) over the Internet or (3) by mail. You may still vote in person if you attend the 2013 Annual Meeting. For further details about voting, please refer to the section entitled About the Annual Meeting beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the 2013 Annual Meeting. If you do not instruct your broker on how to vote in the election of directors and on compensation matters, your shares will not be voted on these matters.

The approximate date of mailing of the Notice of Internet Availability of Proxy Materials to our stockholders is March 28, 2013, and the attached proxy statement, together with our 2012 Annual Report on Form 10-K, will be made available to our stockholders on that same date. We will also begin mailing paper copies of our proxy statement and other proxy materials to stockholders who have requested them on or about that date.

By order of the Board of Directors,

Denise R. Cade

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

March 28, 2013

i

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ABOUT THE ANNUAL MEETING

References to “the Company”, “SunCoke Energy”, “we”, “us” and “our” in this proxy statement mean SunCoke Energy, Inc.

Who is soliciting my vote?

The Board of Directors of SunCoke Energy, Inc. is soliciting your vote at the 2013 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to furnish our proxy statement and other proxy materials to stockholders on the Internet rather than mailing paper copies to each stockholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, in the mail, you will not receive a paper copy of these materials unless you have requested to receive paper copies. All stockholders have the ability to access our proxy statement and other proxy materials. Instructions on how to do so or to request a printed copy may be found on the Notice of Internet Availability. In addition, stockholders may request to receive these materials in printed form by mail on an ongoing basis. The Notice of Internet Availability also will instruct you on how you may vote your shares and how you may vote over the Internet. Note that if you are a participant in the SunCoke 401(k) Plan and have shares of our common stock allocated to your Plan account, you have the right to direct the Plan trustee regarding how to vote those shares. You automatically received a paper copy of these materials in the mail.

What am I voting on?

You are voting on:

•	Proposal 1: Election of Peter B. Hamilton, Karen B. Peetz and John W. Rowe to the class of directors whose term expires in 2016 (see page 5);

•	Proposal 2: Advisory approval of our executive compensation (see page 38);

•	Proposal 3: Approval of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan (see page 39);

•	Proposal 4: Approval of the SunCoke Energy, Inc. Senior Executive Incentive Plan (see page 44);

•	Proposal 5: Ratification of the appointment of Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (see page 50); and

•	Any other business properly coming before the meeting.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors’ recommendations can be found with the description of each Proposal in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	Proposal 1: “FOR” the election of each of the three nominees for director;

•	Proposal 2: “FOR” the advisory approval of our executive compensation;

•	Proposal 3: “FOR” the approval of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan;

•	Proposal 4: “FOR” the approval of the SunCoke Energy, Inc. Senior Executive Incentive Plan; and

•	Proposal 5: “FOR” the ratification of the Audit Committee’s appointment of E&Y as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who is entitled to vote?

Only stockholders of record at the close of business on March 11, 2013 are entitled to vote at the 2013 Annual Meeting. As of that date, there were 69,964,772 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2013 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 11, 2013 must be present in person or by proxy at the meeting. This is referred to as a quorum. Proxy cards or voter instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2013 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes occur when shares held by a broker nominee for a beneficial owner are not voted on a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Proposals 1, 2, 3 and 4 are non-routine matters. Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposals 1, 2, 3 and 4, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For Proposal 1, you may vote “FOR” or “WITHHOLD”. For Proposals 2, 3, 4 and 5, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

For Proposal 1, the affirmative plurality of the votes properly cast on the proposal at the 2013 Annual Meeting is required to elect a nominee to the Board of Directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

For Proposals 2, 3, 4 and 5, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the applicable proposal at the 2013 Annual Meeting is required to approve the proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

Broker non-votes will have no effect on the outcome of any of the matters to be voted on.

How do I vote?

You can vote either in person at the 2013 Annual Meeting or by proxy without attending the meeting. Most stockholders have three options for submitting their votes:

(1)	via the telephone, using the toll-free number listed on your proxy card (if you are a stockholder of record) or voter instruction form (if your shares are held by a broker, bank or other nominee);

(2)	over the Internet, at the address provided on the Notice of Internet Availability or on your proxy card or voter instruction form; or

(3)	by marking, signing, dating and mailing your proxy card or voter instruction form and returning it in the envelope provided. If you return your signed proxy card or voter instruction form but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

If you are the registered stockholder (that is, if you hold your stock in your name), you can vote via the telephone or over the Internet by following the instructions provided on the Notice of Internet Availability or on your proxy card.

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your voter instruction form to determine whether you will be able to vote via the telephone or over the Internet.

The deadline for voting via the telephone or over the Internet for the 2013 Annual Meeting is 11:59 p.m. Eastern Time, May 8, 2013.

Even if you plan to attend the 2013 Annual Meeting, we encourage you to vote your shares by proxy. If your shares are held in “street name,” you must request a legal proxy from your broker, bank or other nominee and bring that proxy to the meeting to vote in person at the meeting.

Can I change or revoke my vote?

Yes. You can change or revoke your vote at any time before the polls close at the 2013 Annual Meeting by (1) re-voting via the telephone or over the Internet (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card and submitting it (only your latest proxy card will be counted), (3) if you are a registered stockholder, delivering timely notice of revocation to the Corporate Secretary, SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532 or (4) attending the 2013 Annual Meeting and voting in person. If your shares are held in “street name,” please contact your broker, bank or other nominee and comply with the broker’s, bank’s or other nominee’s procedures if you want to change or revoke your previous voting instructions. Attending the 2013 Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, the Internet and ballot. A representative of Computershare will act as the Inspector of Election.

Can other matters be decided at the 2013 Annual Meeting?

We are not aware of any other matters that will be considered at the 2013 Annual Meeting. If any other matters arise, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2013 Annual Meeting is open to all SunCoke Energy stockholders. Directions to the meeting are provided on the Notice of Internet Availability or you can contact our Investor Relations Group for directions at investorrelations@suncoke.com or (630) 824-1907. When you arrive at the Hotel Arista, signs will direct you to the meeting room. You need not attend the 2013 Annual Meeting to vote.

If you wish to attend the 2013 Annual Meeting, please check the box on your proxy or voter instruction form, or as indicated on the Internet voting site, or press the appropriate key if voting by telephone. If your shares are held in “street name” and you would like to attend, please also e-mail investorrelations@suncoke.com or write to Investor Relations Group, SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

At the 2013 Annual Meeting, each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If your shares are held in “street name,” you must bring a copy of a brokerage statement, proxy or letter from the broker, bank or other nominee confirming ownership of shares of our common stock on March 11, 2013, the record date for the 2013 Annual Meeting.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2013

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012 are available at the following Internet address: http://www.edcocumentview.com/SXC.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors currently has seven members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Three directors are proposed to be elected at the 2013 Annual Meeting. The terms of Peter B. Hamilton, Karen B. Peetz and John W. Rowe expire this year, and the Board of Directors has nominated all of them for a three-year term that will expire at the annual meeting in 2016 or until their respective successors are elected and qualified. Each is a current director. If any nominee is unable to serve as a director at the time of the 2013 Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected at the 2013 Annual Meeting.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of the three nominees for director.

Certain Information Regarding Directors

Below, please find information regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2013 Annual Meeting to serve as a director of SunCoke Energy.

Nominees to Serve in a Class Whose

Term Expires in 2016

Peter B. Hamilton Age: 66 Committee Membership: Compensation (Chair)

Mr. Hamilton was elected as a director of SunCoke Energy, Inc. in June 2011. Mr. Hamilton is the former Senior Vice President and Chief Financial Officer of Brunswick Corporation (a global designer, manufacturer and marketer of recreation products), a position he held from September 2008 until his retirement in February 2013. Mr. Hamilton returned to Brunswick Corporation in September 2008 after retiring from the company in 2007. He was President of the Life Fitness division of Brunswick Corporation from 2005 to 2006 and President of the Brunswick Boat Group from 2006 to 2007. He also served as Vice Chairman of the Board of Brunswick Corporation from 2000 until his initial retirement in 2007. Mr. Hamilton has served on the Board of Directors of Spectra Energy Corp. (a natural gas infrastructure company) since 2007, where he currently chairs the Audit Committee and is a member of the Corporate Governance Committee. He joined the Board of Directors of Oshkosh Corporation (a designer, manufacturer and marketer of specialty vehicles and vehicle bodies) in 2011 and is the Chair of its Human Resources Committee and a member of its Audit Committee. Mr. Hamilton currently serves as a director of the American Arbitration Association and as a trustee of the James S. Kemper Foundation.

Mr. Hamilton is an experienced corporate executive with a background in management, law, finance and government. Prior to joining Brunswick, Mr. Hamilton served in various positions at Cummins Inc., or Cummins, (a diesel and natural gas engine designer, manufacturer and distributor), including Chief Financial Officer. Prior to his tenure at Cummins, Mr. Hamilton was a partner in a Washington, D.C. law firm, held a number of senior positions in the federal government and was an officer in the U.S. Navy.

Karen B. Peetz Age: 57 Committee Membership: Audit, Governance

Ms. Peetz was elected as a director of SunCoke Energy, Inc. in January 2012. Ms. Peetz is President of The Bank of New York Mellon Corporation, or BNY Mellon (a global financial services company), and oversees that company’s global client management, regional management, human resources functions and its treasury services business. She also leads BNY Mellon’s strategic growth and global innovation efforts. She has served in that role since January 2013. From June 2008 until her appointment as President in January 2013, Ms. Peetz was a Vice Chairman at BNY Mellon and led its Financial Markets and Treasury Services group. From March 1998 until May 2008, Ms. Peetz served in senior management positions at BNY Mellon, including as Executive Vice President of the Corporate Trust Division from May 2003 until May 2008. Ms. Peetz is the chairperson for BNY Mellon’s Women’s Initiatives Network, which acts as a global resource for the professional development and advancement of women who work at BNY Mellon through chapters in 50 locations globally. She also serves on BNY Mellon’s Diversity Council. Before joining BNY Mellon, Ms. Peetz spent 16 years with JPMorgan Chase (a global financial services company) in a variety of sales and business management positions. Ms. Peetz is a member of the Financial Services Roundtable and is on the Board of Directors for the Securities Industry and Financial Markets Association and the Private Export Funding Corporation. Ms. Peetz is a member and the former Chair of Pennsylvania State University’s Board of Trustees. She is also the former Chair of the Board for United Way of New York City.

Ms. Peetz is an experienced executive with over a 30 year tenure in the financial services industry with global business line responsibility. As a senior-level executive at BNY Mellon, Ms. Peetz has strategic planning, business development and managerial responsibilities.

John W. Rowe Age: 67 Committee Membership: Compensation, Governance

In January 2012, Mr. Rowe was elected as a director of SunCoke Energy, Inc., effective April 1, 2012. On March 12, 2012, Mr. Rowe retired as Chairman, Chief Executive Officer and director of Exelon Corporation, or Exelon (an electric utility company), and as a director of Commonwealth Edison Company and PECO Energy Company, both subsidiaries of Exelon. He served as a director and Chief Executive Officer or Co-Chief Executive Officer of Exelon since its formation in October 2000. He served as Chairman and Chief Executive Officer of

Exelon since April 2002. At various times since 2000, he also held the title of President of Exelon. He previously served as Chairman, President and Chief Executive Officer of Unicom Corporation and Commonwealth Edison Company from March 1998 until October 2000. Mr. Rowe is a director of Northern Trust Corporation (an international financial services company), where he serves as Lead Director, chair of its Corporate Governance Committee and as a member of its Compensation and Benefits and Executive Committees. Mr. Rowe also joined the Board of Directors of The Allstate Corporation (an insurance company) in 2012 and serves as a member of its Compensation and Succession Committee and its Nominating and Governance Committee. Effective December 31, 2011, Mr. Rowe retired as a director of Sunoco (a transportation fuel provider with interests in logistics) and as chair of its Corporate Responsibility Committee and as a member of its Compensation and Executive Committees. Mr. Rowe currently serves as Chairman of the Illinois Institute of Technology, President of the Wisconsin Alumni Research Foundation, Chairman of the Field Museum and a board member of the Illinois Holocaust Museum and the Morgridge Institute for Research.

Mr. Rowe, with over 28 years of experience with electric utility companies in various positions, including serving as Chief Executive Officer of Exelon, has senior management-level experience and general operations and manufacturing experience. Mr. Rowe possesses senior management-level strategic planning, business development and managerial experience, as well as health, environment and safety oversight experience. Additionally, Mr. Rowe possesses government relations, regulatory agency and legal experience by virtue of his position as Chief Executive Officer at Exelon and prior business experience and education.

Continuing Directors — Term Expires in 2014

Robert J. Darnall (Lead Director) Age: 75 Committee Membership: Executive, Governance (Chair)

Mr. Darnall was elected as a director of SunCoke Energy, Inc. in June 2011. Following a 36-year career at Inland Steel Industries, Inc., or Inland (a carbon steel manufacturer and processor/distributor of industrial materials), Mr. Darnall retired as Chairman, President and Chief Executive Officer in late 1998 and joined Ispat International N.V., or Ispat International (a carbon steel manufacturer), as President and Chief Executive Officer of Ispat North America until early 2000. Mr. Darnall served as an independent director of United States Steel Corporation (an integrated steel producer of flat-rolled and tubular products) from 2001 until 2010, Sunoco (a petroleum refiner and chemicals manufacturer with interests in logistics) from 2000 until 2010, Cummins (a diesel and natural gas engine designer, manufacturer and distributor) from 1989 to 2010 and Pactiv Corporation (a consumer and foodservice/food packaging products producer) from 2000 to 2010. Mr. Darnall currently serves on the board of trustees of the Glenwood Academy, the Museum of Science and Industry and Rush University Medical Center.

Mr. Darnall is an experienced corporate executive with over 38 years of senior-level management experience in the steel industry and expertise in sourcing and logistics. Mr. Darnall also possesses health, environment and safety experience by virtue of his oversight experience as the former Chief Executive Officer of Inland and the head of Ispat International’s North American operations, both companies having a health, environment and safety risk profile similar to that of several of SunCoke’s steel industry customers.

James E. Sweetnam Age: 60 Committee Membership: Audit, Compensation

Mr. Sweetnam was elected as a director of SunCoke Energy, Inc. in January 2012. Mr. Sweetnam served as President, Chief Executive Officer and a director of Dana Holding Corporation, or Dana (a motor vehicle parts supplier), from July 2009 until November 2010. From 1997 until June 2009, Mr. Sweetnam served in senior management positions at Eaton Corporation, or Eaton (a global diversified power management company), including as President of the Truck Group from 2001 until June 2009. Prior to joining Eaton, Mr. Sweetnam spent 10 years with Cummins (a diesel and natural gas engine designer, manufacturer and distributor) in a variety of senior management positions. He currently serves on the Board of Directors of LMI (a private, not-for-profit corporation that provides management consulting, research and analysis to governments and other nonprofit organizations) and is a member of its Compensation and Governance Committees. From February 2007 until its acquisition by Berkshire Hathaway Inc. in September 2011, Mr. Sweetnam served as a director of Lubrizol Corporation (a specialty chemicals company) and as a member of its Audit, Nominating and Governance and Organization and Compensation Committees.

Mr. Sweetnam is an experienced corporate executive with senior-level management experience, including service as Chief Executive Officer at Dana, with general operations, manufacturing and engineering experience and a background in international business development and management. Mr. Sweetnam also possesses health, environment and safety oversight experience by virtue of his oversight experience as a senior-level executive at Eaton.

Continuing Directors — Term Expires in 2015

Frederick A. Henderson (Chairman) Age: 54 Committee Membership: Executive (Chair)

Mr. Henderson was elected as Chairman and Chief Executive Officer of SunCoke Energy, Inc. in December 2010. He also served as a Senior Vice President of Sunoco (a transportation fuel provider with interests in logistics) from September 2010 until our initial public offering in July 2011. In July 2012, Mr. Henderson was named Chief Executive Officer and appointed as Chairman of the board of directors of SunCoke Energy Partners GP, LLC, the general partner of the publicly traded master limited partnership of which we are sponsor. From February 2010 until September 2010, he was a consultant for General Motors LLC, and from March 2010 until August 2010, he was a consultant for AlixPartners LLC (a business consulting firm). He was President and Chief Executive Officer of General Motors (a global automotive company) from April 2009 until December 2009. He was President and Chief Operating Officer of General Motors from March 2008 until March 2009. He was Vice

Chairman and Chief Financial Officer of General Motors from January 2006 until February 2008. He was Chairman of General Motors Europe from June 2004 until December 2005. Mr. Henderson is a director of Compuware Corp. (a technology performance company), where he serves as chair of its Audit Committee. Mr. Henderson also is a trustee of the Alfred P. Sloan Foundation.

Mr. Henderson, having worked for over 26 years at General Motors and over two years at SunCoke, is a highly experienced senior-level executive, with general operations, manufacturing and marketing experience, as well as senior-level strategic planning, business development, managerial and management development and compensation experience. Mr. Henderson also possesses diverse international experience (by virtue of his prior experience at General Motors, including his service as Vice President and Managing Director of General Motors do Brasil; Group Vice President and President of General Motors, Latin America, Africa and Middle East; President of General Motors Asia Pacific; and Chairman of General Motors Europe) and health, environment and safety experience (by virtue of his oversight experience at General Motors). Additionally, Mr. Henderson possesses financial expertise by virtue of his education (an MBA from Harvard Business School) and experience (including Vice Chairman and Chief Financial Officer of General Motors).

Alvin Bledsoe Age: 65 Committee Membership: Audit (Chair)

Mr. Bledsoe was elected as a director of SunCoke Energy, Inc. in June 2011. From 1972 until his retirement from the firm in 2005, Mr. Bledsoe served in various senior roles at PricewaterhouseCoopers LLP, or PwC (an international accounting firm). He joined the Board of Directors of Crestwood Gas Services GP LLC (the general partner of a master limited partnership in the natural gas industry), formerly Quicksilver Gas Services, in 2007 and currently chairs its Audit Committee and serves as a member of its Conflicts Committee. From May 2007 to August 2010, Mr. Bledsoe served as a member of the Archuelta County Colorado Financial Advisory Task Force.

Mr. Bledsoe is an experienced finance and public accounting executive, having spent his entire 33-year career with PwC. By virtue of his experience, Mr. Bledsoe is knowledgeable about finance, merger and acquisition transactions and major cost restructurings and possesses knowledge of the mining, utilities and energy industries. In addition, he brings relevant industry expertise, having served clients within these industry sectors and having served as the global leader for PwC’s Energy, Mining and Utilities Industries Assurance and Business Advisory Services Group. While at PWC, Mr. Bledsoe also gained experience working with boards of directors by interfacing with the boards of directors of his clients.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors is composed of a majority of independent directors and our Audit, Compensation and Governance Committees are each composed entirely of independent directors. Our Executive Committee is composed of one employee director and one independent director.

The following table shows the current membership of our Committees:

Name	Executive	Audit	Compensation	Governance
Frederick A. Henderson	✓*
Robert J. Darnall	✓			✓*
Alvin Bledsoe		✓*
Peter B. Hamilton			✓*
Karen B. Peetz		✓		✓
John W. Rowe			✓	✓
James E. Sweetnam		✓	✓

*	Denotes Committee Chair

Meeting Attendance

The Board of Directors held six regular meetings and one special meeting in fiscal 2012. Each director who served in fiscal 2012 attended 100% of the meetings of the Board of Directors and at least 81% of the meetings of the Committees on which he or she served during the periods that he or she served in fiscal 2012.

Executive Committee

The Executive Committee is composed of Messrs. Henderson and Darnall and is chaired by Mr. Henderson. The Executive Committee exercises the powers and authority of the Board of Directors to direct the business and affairs of SunCoke Energy in intervals between meetings of the Board of Directors and to implement the policy decisions of the Board of Directors. Actions taken by the Executive Committee are reported to the Board of Directors at its next meeting.

The Board of Directors has adopted a written charter for the Executive Committee, which is available on our corporate website at www.suncoke.com.

Audit Committee

The Audit Committee is composed of Messrs. Bledsoe and Sweetnam and Ms. Peetz. It is chaired by Mr. Bledsoe. Mr. Sweetnam joined the Audit Committee, effective February 21, 2013, and replaced Mr. Hamilton on that date. The Audit Committee Report included in this proxy statement beginning on page 48 was approved by and appears under the names of those directors that constituted the Audit Committee until February 21, 2013. The Board of Directors has determined that Messrs. Bledsoe and Sweetnam and Ms. Peetz, as well as Mr. Hamilton (who was a member of the Audit Committee until February 21, 2013), are independent directors for purposes of serving on an audit committee under applicable SEC and NYSE requirements. The Board of Directors also has determined that Messrs. Bledsoe and Sweetnam and Ms. Peetz, as well as Mr. Hamilton, are financially literate and have accounting or related financial management expertise as required by the applicable rules of the NYSE and qualify as “audit committee financial experts” as defined by the applicable rules of the SEC.

The Audit Committee assists the Board of Directors in (1) the appointment, evaluation and compensation of the Company’s independent auditor, (2) the review and monitoring of the Company’s financial statements and disclosures, (3) pre-approval of audit services, internal control-related services and permitted non-audit services, (4) oversight and monitoring of the Company’s internal audit function and independent auditors and (5) monitoring compliance by the Company with legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.suncoke.com. The Audit Committee met eleven times in fiscal 2012.

Compensation Committee

The Compensation Committee is composed of Messrs. Hamilton, Rowe and Sweetnam and is chaired by Mr. Hamilton. The Compensation Committee is responsible for the approval, evaluation and oversight of all compensation plans, policies and programs for the executive officers and certain other employees of SunCoke Energy and its subsidiaries. The Compensation Committee also has sole authority over the appointment, evaluation and compensation of any independent compensation consultant it uses in the evaluation of executive officer compensation.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.suncoke.com. The Compensation Committee met four times in fiscal 2012.

Governance Committee

The Governance Committee is composed of Messrs. Darnall and Rowe and Ms. Peetz. It is chaired by Mr. Darnall. Ms. Peetz joined the Governance Committee, effective February 21, 2013. The Governance Committee (1) assists the Board in identifying individuals qualified to become Board members, (2) recommends to the Board director nominees to be considered by stockholders, (3) recommends Corporate Governance Guidelines to the Board, (4) leads the Board in its annual review of Board performance, (5) recommends to the Board nominees for each Board committee, and (6) reviews the form and amount of director compensation and makes recommendations to the Board regarding the Company’s director compensation program.

The Board of Directors has adopted a written charter for the Governance Committee, which is available on our corporate website at www.suncoke.com. The Governance Committee met four times in fiscal 2012.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or ever was an officer or employee of SunCoke Energy or any of our subsidiaries. In addition, none of our executive officers served on any compensation committee or any board of directors of another company, of which any of our directors was also an executive officer.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors, upon the recommendation of the Governance Committee, has determined that each of our non-management directors who served as a director during the fiscal year is “independent” under the applicable rules of the NYSE and the SEC and is free of any direct or indirect material relationship with SunCoke Energy or its management.

Board Leadership Structure

The current leadership structure of the Board of Directors includes our Chairman and Chief Executive Officer and an independent Lead Director. Pursuant to our Corporate Governance Guidelines, the Chairman of the Governance Committee acts in the role of Lead Director.

The Board of Directors believes that combining the positions of Chairman and Chief Executive Officer is the most appropriate for SunCoke Energy at this time. Having one person as Chairman and Chief Executive Officer provides unified leadership and direction to SunCoke Energy and strengthens the ability of the Chief Executive Officer to develop and implement strategic initiatives and respond efficiently in crisis situations. The Board of Directors also believes the combination of the Chairman and Chief Executive Officer positions is appropriate in light of the substantial independent oversight provided by the Board of Directors.

The Lead Director’s duties are described in our Corporate Governance Guidelines and include: (1) the authority to chair those meetings of the Board of Directors at which the Chairman is not present and (2) the authority to preside at executive sessions of the independent directors. The Lead Director also provides advice and counsel, as needed, to the Chairman and Chief Executive Officer on various strategic issues and Board of Directors and Committee matters. In addition, the Lead Director leads the Board of Directors and Committee self-evaluation process and leads the independent directors in an annual evaluation of the Chief Executive Officer.

In addition to the Lead Director, the Board of Directors has a substantial majority of independent directors. The Audit, Compensation and Governance Committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chairman and Chief Executive Officer.

Director Qualifications

The Governance Committee annually reviews the qualifications and experience of current directors and identifies specific competencies required in director nominees. Director nominees should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. The Board of Directors also considers ethnic and gender diversity. Directors also are expected to devote sufficient time and effort to their duties as a member of the Board of Directors.

Risk Oversight

In accordance with NYSE requirements, the Audit Committee charter provides that the Audit Committee is responsible for reviewing and discussing SunCoke Energy’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. On a regular basis, our officers who are responsible for monitoring and managing SunCoke Energy’s risks, including our Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board of Directors.

While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management by engaging in periodic discussions with our officers as it may deem appropriate. In addition, each of our Committees considers the risks within its areas of responsibility. For example, the Audit Committee focuses on risks inherent in our accounting, financial reporting and internal controls and the Compensation Committee considers the risks that may be implicated by our executive compensation program. The Compensation Committee’s assessment of risk related to compensation practices is discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. We believe that the leadership structure of our Board of Directors supports its effective oversight of our risk management.

Executive Sessions

The independent directors met in executive sessions separate from management six times during fiscal 2012. The Lead Director presides at executive sessions of the independent directors.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: (1) Board of Directors composition and director qualifications, (2) operations of the Board of Directors, (3) responsibilities of the Board of Directors and (4) Committee structure and responsibilities. The Corporate Governance Guidelines are posted on our corporate website at www.suncoke.com.

Related Person Transactions

Policy and Procedures for the Review of Related Person Transactions

The Board of Directors has adopted a written policy that applies to interested transactions with related parties. For purposes of the policy, interested transactions include transactions, arrangements or relationships involving amounts greater than $100,000 in the aggregate in which we are a participant and a related person has a direct or indirect interest. Related persons are deemed to include executive officers, directors, director nominees, owners of more than five percent of our common stock or an immediate family member of the preceding group. The policy provides that the Governance Committee is responsible for the review and approval of all related person transactions.

The Governance Committee reviews the material facts of all interested transactions that require its approval and either approves or disapproves of the entry into the interested transaction, subject to certain exceptions described below. The policy prohibits any director from participating in any discussion or approval of an interested transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the Governance Committee. As part of its review and approval of a related person transaction, the Governance Committee considers, among other things, whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our related person transactions policy also provides that certain interested transactions will have standing pre-approval from the Governance Committee. These include: (1) employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Board of Directors or the Compensation Committee; (2) employment of an immediate family member of a director, director nominee or executive officer with compensation that does not exceed $120,000; (3) director compensation that is disclosed in the proxy statement; (4) transactions with companies where the business is less than the larger of $1 million or two percent of the other company’s total revenues; (5) certain charitable contributions; (6) transactions where all stockholders receive proportional benefits; (7) transactions involving competitive bids; (8) regulated transactions; (9) certain banking services; and (10) certain transactions available to all employees or third parties generally.

Director Attendance Policy

Directors are expected to attend Board of Directors meetings and meetings of Committees on which they serve, as well as our annual meeting of stockholders. All the directors attended our annual meeting of stockholders in fiscal 2012.

Indemnification Agreements

Our directors are asked to enter into individual Indemnification Agreements with SunCoke Energy when joining the Board of Directors. The Indemnification Agreement is the same for each director and provides contractual indemnification in addition to the indemnification provided in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Indemnification Agreement provides each director with indemnification to the fullest extent permitted by law. Subject to certain limitations and exceptions, the Indemnification Agreement provides, among other things, that we will indemnify each director against expenses, liabilities, losses, judgments, fines and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the director is or was our director or by reason of the fact that the director is or was serving at our request as a director, officer, manager, trustee, fiduciary, employee or agent of another entity, with certain stated exceptions. In addition, under the Indemnification Agreement, we are obligated to advance payment to each director for all expenses reasonably incurred by such director with respect to the events or occurrences specified above, provided that the director must repay the advanced expenses to the extent that it is ultimately determined that the director is not entitled to indemnification under the terms of the Indemnification Agreement.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, a code of ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and Controller and other senior financial officers. The Code of Business Conduct and Ethics is posted on our corporate website at www.suncoke.com.

Communications with the Board

Stockholders and other interested persons may communicate any concerns they may have regarding SunCoke Energy to the attention of the Board of Directors or to any specific member of the Board of Directors, including the Lead Director, by writing to the following address:

SunCoke Energy, Inc.

c/o Corporate Secretary

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Communications directed to the independent directors as a group should be sent to the attention of the Lead Director, c/o the Corporate Secretary, at the address indicated above.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee of the Board of Directors may communicate those concerns to the Audit Committee or its Chair, using the address indicated above.

Governance Committee Process for Director Nominations

The Governance Committee evaluates potential director candidates and makes recommendations to the Board of Directors. Candidates may be identified by current directors, by a search firm or by stockholders. The Governance Committee may engage the services of a third-party consultant to assist in identifying and screening potential candidates. The Governance Committee’s evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board of Director’s requirements at the time, consideration of the candidate’s independence as measured by the Board of Director’s independence standards and any other considerations that the Governance Committee deems appropriate. Candidates should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. Ethnic and gender diversity also are considered. At least annually, the Governance Committee reviews the criteria for the nomination of director candidates and approves changes to the criteria, as appropriate. Following its evaluation process, the Governance Committee recommends candidates to the full Board of Directors. The Board of Directors makes the final determination regarding a candidate based on its consideration of the Governance Committee’s recommendation. Candidates recommended by our stockholders will be evaluated on the same basis as candidates recommended by current directors, search firms or third-party consultants.

Board Retirement Policy

Pursuant to our Corporate Governance Guidelines, unless otherwise determined by the independent directors of the Board of Directors, each director must retire from service no later than the annual meeting following his or her 76th birthday.

DIRECTOR COMPENSATION

The compensation program for our independent directors is designed to attract experienced and highly qualified directors, provide appropriate compensation for their time, efforts, commitment and contributions to SunCoke Energy and our stockholders and align the interests of the independent directors and our stockholders.

Annual Retainer

The current annual independent retainer for our independent directors is comprised of $100,000 in our common stock and $65,000 in cash. The Lead Director, all Committee Chairs and Audit Committee members receive an additional annual retainer for their service. The table below summarizes the structure of our independent director compensation program:

BOARD SERVICE
Annual Retainer (Cash Portion)	$65,000
Annual Retainer (Stock Portion)	$100,000

TOTAL (excluding Committee Chair Retainers, Audit Committee Member Retainer and Lead Director Retainer)	$165,000

COMMITTEE SERVICE
Annual Committee Chair Retainers:
• Audit Committee Chair	$20,000
• Compensation Committee Chair	$15,000
• All Other Committee Chairs	$10,000
Annual Audit Committee Member Retainer	$10,000
Annual Lead Director Retainer	$25,000

Retainer Stock Plan

The SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, or Retainer Stock Plan, provides for the payment of a portion of the independent directors’ annual retainer in the form of our common stock. The Retainer Stock Plan also allows each independent director to elect to receive payment of all or a portion of his or her cash retainer(s) in the form of our common stock. Payments pursuant to the Retainer Stock Plan are made quarterly in the number of shares of our common stock determined by dividing one-fourth of the aggregate portion of the annual retainer payable in our common stock by the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date.

Deferred Compensation Plan

The SunCoke Energy, Inc. Directors’ Deferred Compensation Plan, or Deferred Compensation Plan, permits independent directors to defer a portion of their stock and cash compensation. Payments of compensation deferred under the Deferred Compensation Plan will be made at, or commence on, January 15th of the calendar year following the calendar year in which an independent director ceases to provide services to SunCoke Energy, with any successive annual installment payments to be made not earlier than January 15th of each such year. Each independent director has the option to designate his or her deferred compensation as share units, cash units or a combination of both. Cash units accrue interest at a rate set annually by the Governance Committee. A share unit is treated as if it were invested in shares of our common stock, but it does not have voting rights. If share units are chosen, dividend equivalents are credited in the form of additional share units. Share units are settled in cash based upon the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date.

Director Stock Ownership Guidelines

Each independent director is expected to own the lesser of (i) 15,000 shares of our common stock or (ii) shares of our common stock with a market value equal to at least five times the independent director’s annual cash retainer, in either case within five years of joining the Board of Directors. Stock awards deferred into common share units under the Deferred Compensation Plan count toward these guidelines.

Director Compensation Table

The following table sets forth the compensation for our independent directors in fiscal 2012:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Darnall	$100,000	$100,000	—	—	—	—	$200,000
Alvin Bledsoe	$ 85,000	$100,000	—	—	—	—	$185,000
Peter B. Hamilton	$ 90,000	$100,000	—	—	—	—	$190,000
Karen B. Peetz	$ 75,000	$100,000	—	—	—	—	$175,000
John W. Rowe	$ 48,750	$ 75,000	—	—	—	—	$123,750
James E. Sweetnam	$ 65,000	$100,000	—	—	—	—	$165,000

(1)	The amounts in this column include all retainer and meeting fees paid or deferred pursuant to the Directors’ Deferred Compensation Plan. Ms. Peetz and Mr. Sweetnam deferred their cash compensation into the Directors’ Deferred Compensation Plan.
(2)	The amounts in this column represent the grant date fair value of the stock retainer payments paid to each director in fiscal 2012 as of the date of each quarterly payment, calculated pursuant to FASB ASC Topic 718. The number of shares granted to each non-employee director was determined by dividing the $25,000 quarterly payment by the average closing price of a share of common stock for the ten trading days preceding the date of grant. Ms. Peetz and Messrs. Bledsoe, Sweetnam and Rowe deferred their awards into the Directors’ Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2012.

Members of the Compensation Committee

Peter B. Hamilton (Chair)

Alvin Bledsoe

James E. Sweetnam

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the 2012 compensation and benefits programs for our named executive officers, or NEOs. Our NEOs for 2012, which consist of those executive officers who appear in the Summary Compensation Table, were (1) Frederick A. Henderson, our Chairman and Chief Executive Officer; (2) Michael J. Thomson, our President and Chief Operating Officer; (3) Mark E. Newman, our Senior Vice President and Chief Financial Officer; and (4) Denise R. Cade, our Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer.

The CD&A is organized into six sections:

•	Section 1 — Executive Summary

•	Section 2 — Our Compensation Philosophy

•	Section 3 — Elements of Executive Compensation

•	Section 4 — Role of Management and Compensation Consultants and Use of Market Data

•	Section 5 — Pay Mix, Opportunity and Leverage

•	Section 6 — Other Compensation Information

Section 1 — Executive Summary

We became an independent, publicly-traded company following an initial public offering, or IPO, on July 26, 2011 and our separation from Sunoco on January 17, 2012, referred to in this proxy statement as the Separation.

2012 Business Highlights

•

Our domestic coke operations delivered impressive performance in 2012, with the successful startup of our new Middletown facility, improvement at our Indiana Harbor facility and solid results across the rest of our cokemaking fleet.

•

In July, the Board approved the formation and IPO of a new Master Limited Partnership (MLP) called SunCoke Energy Partners, LP, to hold a 65% interest in two of our cokemaking facilities. We completed this IPO in January 2013. We believe the MLP structure will provide a cost of capital advantage and enhance our financial flexibility to pursue future growth opportunities.

•	We implemented plans to reduce costs and increase productivity in our coal operations to counteract the deteriorating market conditions in this segment of our business.

•

We also laid a foundation for future growth by moving forward on our plans to form a cokemaking joint venture in India with VISA Steel, a leading steelmaker, and filing for a permit to build a potential new cokemaking facility in the U.S.

•	During the one-year period from December 30, 2011 through December 31, 2012, we generated Total Shareholder Return of 39.2%.

2012 Compensation Highlights

The year 2012 was our first as a publicly-traded company. During the year, we:

•

Held our first annual stockholders meeting and conducted our first say-on-pay vote with respect to our 2011 compensation program, which received a favorable vote of more than 96% of the votes cast. In addition, stockholders supported the Board’s recommendation that a vote on say-on-pay be conducted each year. As a result, the Board of Directors committed to an annual say-on-pay vote.

•	Reevaluated our compensation peer group to better align SunCoke Energy’s revenue and market capitalization and replace companies that are no longer publicly traded.

•

Adopted the SunCoke Energy, Inc. Performance Share Unit Plan, which is a performance based equity incentive plan. Beginning with grants made in 2013, senior executives will have the opportunity to earn a payout under the plan if we achieve pre-determined goals relative to financial metrics. These pre-determined goals are set for a three-year performance period.

Other key highlights of our program include:

•	We require our executives to hold stock through robust stock ownership guidelines.

•	We have double-trigger vesting on severance and equity upon a change in control.

•	We structure our programs so as to avoid incentives to take excessive risk.

•	We rely on the advice of an independent compensation consultant who provides no other services to the Company.

•	We do not provide perquisites, except where there is a compelling business reason.

•	We do not provide gross-ups on change in control or on perquisites.

Section 2 — Our Compensation Philosophy

The principles of our compensation strategy are tied to increasing stockholder value over the long-term and are as follows:

•

Our compensation structure has a strong performance orientation, with a significant portion of pay at risk based on performance. The level of pay at risk increases progressively at positions of greater responsibility.

•	Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance.

•	The market is defined by reference to general industry and energy services companies, as well as a specific peer group.

•	Leadership compensation is aligned with stockholders’ interests, and leadership will be rewarded when the interests of stockholders are advanced.

•	The compensation structure supports our need to attract and retain top level talent, individuals with critical skills and top performers.

•	We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities (for example, no defined benefit plan or retiree medical plan).

Section 3 — Elements of Executive Compensation

The basic elements of our compensation program are as follows:

Base Salary: Base salary is intended to provide a certain level of fixed cash pay that compensates the executive for his or her job performance and reflects the scope and level of responsibility. Competitive salary helps to recruit and retain executives.

Annual Cash Incentives: Annual cash incentives are paid after the end of each year based on the level of attainment of performance goals. This component, which could have resulted in a payment of 0-200% of target opportunity for 2012, promotes achievement of our short-term business objectives. The use of five corporate metrics, which include financial, safety and environmental measures, provides a holistic view of performance, which balances financial and operational performance while limiting reliance on any one metric which could encourage excessive risk-taking.

Long-Term Incentives: These awards are designed to provide a strong incentive for executives to pursue business strategies intended to increase our stock price and thus provide strong alignment with stockholders’ interests. The awards also promote executive retention. Generally, when equity is awarded, restricted share units vest ratably over three or four years and stock options vest ratably over three years (although as discussed later, much of Mr. Henderson’s equity is subject to a longer vesting schedule). As a result of the front-loaded equity awards made to the named executive officers in 2011, we did not make awards to the named executive officers in 2012, other than to Mr. Henderson in accordance with his letter agreement.

Our 2012 compensation program emphasized performance-based compensation that promoted the achievement of short- and long-term business objectives that were aligned with our business strategy and rewarded performance when those objectives were met.

Section 4 — Role of Management and Compensation Consultants and Use of Market Data

The CEO reviews the performance of named executive officers other than himself and makes recommendations to the Compensation Committee with respect to their compensation, including salary, annual cash incentive opportunities and grants of long-term incentive awards. The Compensation Committee approves the compensation of these executives after considering the CEO’s input and recommendations, and its own judgment of each executive’s performance during the period. The Compensation Committee reviews the CEO’s performance against his individual goals and determines the CEO’s compensation. The Compensation Committee and the CEO also discuss the financial metrics to be used to measure the performance of the Company and its business units. The CEO attends Compensation Committee meetings but is not present for, and does not participate in, discussions concerning his own compensation.

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. Since 2011, the Compensation Committee has retained Compensation Advisory Partners, or CAP, an independent compensation consulting firm, to advise on executive compensation matters. Pursuant to the NYSE listing standards, the Committee regularly reviews the consultant’s independence relative to key factors, including: (i) whether the consultant provides any other services to the Company; (ii) the amount of fees paid relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Compensation Committee; (v) ownership of SunCoke stock and (vi) any personal or business relationships with executive officers.

CAP provides advice on emerging trends, competitive pay levels and regulatory developments as they relate to executive compensation. CAP’s services included evaluating our NEO total compensation competitive positioning, developing our 2012 peer group, assisting in our long-term incentive plan design, assessing potential risks in our incentive plans and assisting in the preparation of this Compensation Discussion and Analysis. CAP performs no other work for SunCoke Energy.

The market data that the Compensation Committee considers when making executive compensation decisions is based on information from a nationally recognized survey conducted by Towers Watson, as well as our peer group (described below). We operate in a relatively unique industry sector, with no public companies that are direct competitors. Accordingly, the SunCoke Energy survey data was a blend of general industry and energy services survey data for companies with revenue of between approximately $1.5 billion and $3 billion.

To supplement the survey data when making compensation decisions in 2012, management recommended, and the Compensation Committee approved, a peer group of 20 companies. The peer group more specifically identifies the companies that align with SunCoke’s business, and thus reflects the companies with which we compete for executive talent and for customers, companies to which investors look for alternative investments (i.e., compete for capital) and companies in the steel and coal sector with a size comparable to us in terms of revenue and market capitalization. The peer group revenues ranged from $730 million to $8 billion with a median of $3.4 billion. The companies in the 2012 peer group are:

Airgas, Inc.	GrafTech International Ltd.
AK Steel Holding Corporation	Martin Marietta Materials, Inc.
Albemarle Corporation	Nalco Holding Company
Allegheny Technologies Incorporated	Patriot Coal Corporation
Cabot Corporation	Reliance Steel & Aluminum Co.
Cliffs Natural Resources Inc.	Rockwood Holdings, Inc.
CONSOL Energy Inc.	Steel Dynamics, Inc.
CVR Energy, Inc.	Vulcan Materials Company
Ferro Corporation	Worthington Industries, Inc.
Globe Specialty Metals, Inc.	W. R. Grace & Co.

For 2013, management recommended and the Compensation Committee approved a peer group of 18 companies to be used to supplement the survey data. This change is intended to better align our revenue and market capitalization with that of our peers. The revised peer group revenues range from $705 million to $6 billion, with a median of $2 billion. Reliance Steel & Aluminum Co, CVR Energy Inc., Steel Dynamics Inc., Cliffs Natural Resources Inc. and Rockwood Holdings Inc. were removed from the 2012 peer group because they were outside the range of comparability. Patriot Coal Corporation and Nalco Holdings Company were also removed because neither of them is publicly traded. These companies were replaced with Carpenter Technology Corporation, Koppers Holdings Inc., Cloud Peak Energy Inc., AM Castle & Co. and Materion Corporation, which are within the range of comparability.

Section 5 — Pay Mix, Opportunity and Leverage

The targeted total direct compensation opportunity for each NEO in 2012 was based on the NEO’s annual salary rate, annual target cash incentive award opportunity and annual target long-term incentive award opportunity. In making its 2012 decisions, the Compensation Committee considered the survey data and peer group data. Where appropriate, data was size adjusted to reflect SunCoke Energy’s revenue. The Compensation Committee relied primarily on the survey data, although the peer group data provided additional points of reference. While the Compensation Committee attempts to maintain a competitive level of total compensation, it uses the market data as general guidance and does not target a specific percentile or range of percentiles in the market.

Except for Mr. Henderson, the NEO targeted total compensation for 2012 was generally within 10% of the median of the general survey data, and was generally below the median of the peer group data. The Compensation Committee felt that the lag behind the peer group was acceptable given that it was comprised of much larger energy companies. As the Compensation Committee’s understanding of the markets in which it competes for talent develops, it expects to further refine the peer group and did so for 2013.

Mr. Henderson’s variance from the median was the result of his status as a former chief executive of one of the largest and closely followed industrial companies in the world. Mr. Henderson, having worked for over 26 years at General Motors, is a highly experienced senior-level executive, with general operations, manufacturing and marketing expertise, as well as senior-level strategic planning, business development, managerial experience and management development and compensation experience. Mr. Henderson also possesses diverse international experience, critical to our strategy of international expansion, and health, environment and safety experience, critical to our operational mission. We believe that Mr. Henderson’s reputation as a proven executive was critical to the success of the Separation and our transition to public company status. As a result of these factors, Mr. Henderson’s variance was 29% above the median of the general survey data and 5% above the median of the peer group data.

Based on a review of the survey and peer group data, the Compensation Committee decided to make no changes to the compensation of Messrs. Henderson, Thomson and Newman, due to their target compensation being already close to the median and the compensation paid to them in connection with the IPO, including front-loaded equity awards intended to provide them with a meaningful ownership stake in a newly public company. The targeted total compensation of Ms. Cade was increased to bring her closer to the survey data median.

As discussed earlier, our philosophy is to drive a performance oriented culture. To this end, performance-based compensation makes up a meaningful portion of each executive’s compensation as demonstrated in the chart below. We consider the compensation we pay through annual cash incentives under the Executive Incentive Plan, or EIP, and long-term equity grants under the Long-Term Performance Enhancement Plan, or LTPEP, to be performance-based.

Note: The target long-term equity awards for the NEOs shown in the charts above are based on the annual target award amounts; although no equity grants were made in 2012 to NEOs other than Mr. Henderson due to the front-loaded equity grants made to them in 2011 in connection with the IPO.

Base Salary

Base salary is the only fixed portion of total direct compensation for our NEOs. We focus on setting base salaries at the median of the market data, though actual positioning may vary based on factors such as individual performance, responsibilities associated with the position, prior experience, internal equity and the competitive market at the time of recruiting. In its annual review of the competitiveness and appropriateness of compensation paid to the NEOs, the Compensation Committee determined that no salary adjustments would be made in 2012 other than for Ms. Cade, whose salary was increased effective March 1, 2012 from $305,000 to more closely align her salary with comparable roles contained in the survey data. The 2012 annual base salary rates for our NEOs were as follows: Mr. Henderson: $925,000; Mr. Thomson: $475,000; Mr. Newman: $460,000; and Ms. Cade: $350,000.

Annual Cash Incentive Awards

Overview: The NEOs participated in our EIP, which is a performance-based annual cash incentive plan designed to promote the achievement of our short-term business objectives by providing competitive incentive opportunities to senior executives who can significantly impact our performance. The EIP works in conjunction with the Senior Executive Incentive Plan, or SEIP, which acts as an overlay to the EIP and sets a performance-based ceiling on the bonuses paid under the EIP so that they meet the deductibility requirements of Section 162(m) of the Internal Revenue Code. For 2012, the SEIP covered all named executive officers other than Mr. Newman (as CFO, he is not subject to Section 162(m)). With Adjusted EBITDA (as defined on page 25 below) as the performance metric, the Compensation Committee established a bonus pool under the SEIP equal to 5% of Adjusted EBITDA, with Mr. Henderson eligible for a bonus opportunity of 33% of the bonus pool and each of Mr. Thomson and Ms. Cade eligible for a bonus opportunity of 17% of the bonus pool (the remainder of the bonus pool was allocated to executives who were not NEOs). As discussed below, the Compensation Committee also established performance goals for each NEO pursuant to the EIP and exercised its discretion to adjust the SEIP bonus pool amounts on the basis of achievement of the EIP criteria and pursuant to the terms of the EIP.

The payout under the EIP for each NEO is based on a combination of financial and operating goals as well as individual performance. An executive’s annual incentive payment, if any, may not exceed 200% of his or her target incentive opportunity and is determined by the following formula:

Base Salary x Target Incentive Opportunity x Company Payout Factor (0-200%) x

Individual Performance Factor (0-150%) = Payout

Target Incentive Opportunity: Each executive has a target incentive opportunity that is expressed as a percentage of salary. The 2012 target incentives for our NEOs were as follows: Mr. Henderson: 110%; Mr. Thomson: 70%; Mr. Newman: 65%; and Ms. Cade: 60%. The targets did not change from 2011, except that Ms. Cade’s target incentive opportunity was increased from 50% to 60% to better align her targeted total annual cash compensation and mix of pay for performance with comparable roles in the peer group.

Performance Criteria: For 2012, the EIP used the following corporate performance goals:

Metric	Weighting	Rationale
Adjusted EBITDA	50%	Adjusted EBITDA was selected as the primary measure since we believe it best aligns with key measures of our business strategy and strongly correlates with stockholder value creation.

Pre-Tax Return on Invested Capital (Pre-Tax ROIC)	10%

Pre-Tax ROIC assesses how effectively we use our capital invested in our operations and how much value we create. Pre-Tax ROIC is defined as Adjusted EBITDA, less depreciation expense, plus net income attributable to non-controlling interests divided by average invested capital (stockholders’ equity plus total debt net of cash and cash equivalents).

Free Cash Flow	10%	Free cash flow provides focus on efficiently managing the balance sheet. Free cash flow is defined as cash flow from operating activities, less cash flow from investing activities (capital expenditures and acquisitions), less payments to non-controlling interests.

Safety Performance	15%	Safety performance consists of two metrics: (i) the Coke Plant Safety Rate (75% weighting) and (ii) the Mining Safety Rate (25% weighting), both of which are measured using the regulatory (Occupational Safety and Health Administration and Mine Safety and Health Administration) Recordable Incident Rate (actual recordable incidents x 200,000, which is the approximate number of hours a person works each year multiplied by 100, divided by total man hours worked).

Environmental Performance	15%	Environmental performance is determined by a comprehensive assessment of (i) the number and magnitude of “deviations,” which are defined as noncompliance with an Environmental Protection Agency air permit term, and (ii) various other factors, including entry of a Consent Decree at our Haverhill and Granite City locations, satisfactory progress to resolve notices of violation and improved venting levels. In conducting its assessment of these factors, the Compensation Committee does not use a formulaic approach, but applies its judgment as to whether and at what level they have been satisfied.

The following table sets forth the quantitative performance goals for 2012 and the achievement factors based on a percentage of target. The threshold or 0% achievement is typically set at a level which would represent minimum acceptable performance by the Company in the context of the business conditions and other challenges facing the Company. The target or 100% achievement is set at a level which would represent performance that is more demanding, but still reasonably attainable. The maximum or 200% achievement is set at a level which would represent extraordinary performance.

Achievement Factor*
Performance Goal	0%	85%	100%	115%	200%
Adjusted EBITDA**	<$140,000,000	$250,000,000	$265,000,000	$280,000,000	>$390,000,000
Pre-Tax ROIC	<6.9%	14.5%	15.7%	16.9%	24.4%
Free Cash Flow	<$0MM	$55,000,000	$66,000,000	$79,000,000	$143,000,000
Coke Plant Safety Rate	>1.5	1.50	1.00	0.85	<0.6
Mining Safety Rate	>4.70	4.70	3.5	3.25	<3.00

*	The achievement factors for results falling between the percentages set forth above are determined by straight line interpolation.
**	Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization, or EBITDA, adjusted for sales discounts and the deduction of income attributable to non-controlling interests in our Indiana Harbor cokemaking operations. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with our customers of a portion of our nonconventional fuel tax credits, which reduces our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA.

The following chart sets forth each performance goal, the weighting of each goal, the actual performance, the achievement factor and the resulting payout factor:

Performance Goal	% Weighting	Actual Performance	Achievement Factor	Company Payout Factor
Adjusted EBITDA	50%	$262,000,000	97%	49%
Pre-Tax ROIC	10%	16.7%	113%	11%
Free Cash Flow	10%	$119,700,000	169%	17%
Safety*	15%	125%	126%	19%
Environmental**	15%	N/A	120%	18%
Total Payout Factor				113%

*	Based on the weighted average of actual performance: Coke Plant Safety Rate of 1.02 (99.4% payout) and Coal Mine Safety Rate of 2.92 (200% payout).
**	Based on achieving improvement in resolving notices of violation and exceeding goals related to deviations, venting levels and start-up performance.

After the end of the fiscal year, the Compensation Committee determines the Company payout factor against the pre-established performance targets. The total Company payout factor for 2012 actual performance resulted in a weighted average achievement of 113% of target.

Individual performance is also a component of the annual cash incentive. Concurrent with the determination of the Company component, the CEO reviews the individual contributions of each of the other NEOs against their individual goals that were set at the beginning of the year. Based on this review, the CEO makes a recommendation to the Compensation Committee regarding the individual component and the resulting total award for each of the other NEO’s goals. The Compensation Committee reviews the CEO’s performance against his individual goals and makes a final award recommendation in an independent session.

Based on the CEO’s recommendation for the NEOs (other than himself) and the Compensation Committee’s review of the CEO’s performance, the Compensation Committee awarded bonuses to each NEO, including the CEO, that reflected attainment of the individual performance goals at a 110% level. Mr. Henderson’s achievements included strong financial and operational performance, a total shareholder return of 39.2%, strengthened customer relationships, the formation of the MLP and expansion initiatives in India. The remaining NEOs attained their individual performance factor as the result of factors relating to the successful implementation of the MLP, expansion initiatives in India and efforts resulting in strong financial and operational performance.

The total bonus amounts paid to each NEO for 2012 were: Mr. Henderson: $1,264,753; Mr. Thomson: $413,298; Mr. Newman: $371,657; and Ms. Cade: $249,118.

Long-Term Performance Enhancement Plan (LTPEP)

Equity awards under the LTPEP are designed to align the executives’ compensation with the interests of stockholders by creating a direct linkage between the executives’ awards and stockholders’ gains, provide management with the ability to increase equity ownership in SunCoke Energy, provide competitive compensation opportunities that can be realized through attainment of performance goals and provide an incentive to attract and retain executives.

In connection with our IPO, in July 2011 our Board of Directors approved a “front-loaded” equity grant under the LTPEP, which consisted of a mix of stock options (70% of the total value) and restricted share units (30% of the total value). This front-loaded award represents approximately double the award an executive would otherwise receive in a single year and served as a method for providing the executives with a meaningful ownership stake in the new organization. Since this award represented approximately two times the typical annual long-term incentive grant, executives other than Mr. Henderson did not receive an equity grant in 2012.

Pursuant to the terms of his letter agreement, Mr. Henderson received an equity award in February 2012 valued at $3,200,000, which consisted of 393,386 stock options (70% of the total award) and 67,227 restricted share units (30% of the total award).

Stock Options. The number of stock options granted is determined by dividing the value to be granted by the option’s value based on a Black-Scholes model. The options generally vest ratably over three years on each anniversary of the grant date.

Restricted Share Units. The number of restricted share units granted is determined by dividing the value to be granted by the closing price of the stock on the date of grant. The units vest on the first, second, third and fourth anniversary date of the grant.

The awards are subject to other terms and conditions set forth in the award agreements, which include a clawback forfeiture provision to the extent required by law.

Section 6 — Other Compensation Information

Perquisites

We do not provide our NEOs with perquisites or other personal benefits, such as Company vehicles, club memberships, financial planning assistance or tax preparation. The Company may reimburse relocation costs for newly retained or relocated NEOs.

Sign-On Compensation

As part of their hiring packages, certain NEOs were eligible for sign-on awards. These sign-on awards were used to assist in recruiting the executives and to replace value forfeited when they left their former employers. The cash awards were paid as follows, and are subject to a clawback if the NEO voluntarily terminates or is terminated for cause within two years from the date of hire:

Executive	Date of Hire	Paid at Hire	Paid on First Anniversary of Hire	Paid on Second Anniversary of Hire
Mark E. Newman	3/28/11	$190,000	$150,000	$150,000
Denise R. Cade	3/28/11	$75,000	$75,000	N/A

Additional 2012 Compensation for Mr. Thomson

Upon the completion of the IPO in July 2011, Mr. Thomson received a restricted share unit award under the LTPEP worth $500,000, which vested on the first anniversary of the IPO. In August 2011, he also received an additional retention bonus of $100,000, 50% of which was paid at that time and 50% of which was paid in August 2012. If he voluntarily terminates employment before July 17, 2013, Mr. Thomson must repay any of these bonus amounts that were previously paid to him.

Sunoco Equity

Mr. Thomson was an employee of Sunoco prior to the IPO and held Sunoco equity awards, including stock options, time-based common share units and performance-based common share units. These awards were converted to SunCoke Energy equity awards upon the completion of the Separation on January 17, 2012. The converted awards continue to be subject to the same terms and conditions in effect immediately prior to the Separation, except that performance-based common share units became time-based units.

A portion of the 2010 annual incentive award for Messrs. Henderson and Thomson while they were employed by Sunoco was deferred into the Sunoco Executive Involuntary Deferred Compensation Plan. Amounts were credited to their accounts in the form of Sunoco share units, which were converted to SunCoke Energy share units upon completion of the Separation on January 17, 2012. The deferred amounts were paid in cash by Sunoco in 2012.

Stock Ownership Guidelines

Under our stock ownership guidelines, our executives are required to maintain direct ownership in our common stock in the following amounts:

CEO: Five times annual base salary

Senior Vice Presidents and above: Three times annual base salary

Vice Presidents: One times annual base salary

These guidelines were effective January 1, 2012, and an executive has five years to comply, with the expectation that the executive will accumulate approximately 20% each year. The number of shares required to be owned by each executive is determined by dividing the applicable salary amount described above by $17.39, the average high and low price of our stock on July 21, 2011, the date of our IPO. Outstanding stock options (vested and unvested) and unearned performance-based restricted share units do not count toward these guidelines. Time-based restricted share units and shares held directly or indirectly, including shares acquired on exercise of stock options and shares held under our retirement plans, count toward these guidelines.

Recoupment

While the Company does not currently maintain a recoupment, or clawback, policy beyond the requirements of Section 304 of Sarbanes-Oxley, the Company plans to implement a clawback policy as required to fully comply with the requirements of the Dodd-Frank Act once regulations are finalized.

Retirement Benefits

SunCoke 401(k) Plan

SunCoke Energy offers all of its employees, including the NEOs, the opportunity to participate in the SunCoke 401(k) Plan (formerly known as the SunCoke Energy Profit Sharing and Retirement Plan), which is a tax qualified defined contribution plan with 401(k) and profit sharing features designed primarily to help participating employees accumulate funds for retirement. Our employees may make elective contributions and, beginning in 2012, we make Company contributions consisting of a matching contribution equal to 100% of employee contributions up to 5% of eligible compensation and an employer contribution equal to 3% of eligible compensation. All NEOs are eligible to receive these contributions.

Savings Restoration Plan

The Savings Restoration Plan, or SRP, is an unfunded, nonqualified deferred compensation plan that is made available to participants in our 401(k) Plan whose compensation is expected to exceed the IRS limits on compensation that can be taken into account under that Plan ($250,000 for 2012). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the compensation limit. Employer contributions will be credited to the accounts of each employee who elects to defer compensation, and they consist of (1) a matching contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional contribution equal to 3% of the compensation deferred by the participant under the SRP. SunCoke Energy can also make additional discretionary contributions.

Severance and Change in Control Benefits

Our NEOs participate in the SunCoke Energy Executive Involuntary Severance Plan and the SunCoke Energy Special Executive Severance Plan. The purpose of these plans is to recognize an executive’s service to SunCoke Energy and provide a market competitive level of protection and assistance if an executive is involuntarily terminated. The Special Executive Severance Plan is also designed to reinforce and encourage the continued attention and dedication of senior executives of SunCoke Energy in the event of a possible major transaction. These plans are described in detail in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Other SunCoke Energy Benefits

Our NEOs participate in the same basic benefits package and on the same terms as other eligible SunCoke Energy employees. The benefits package includes the savings program described above, as well as medical and dental benefits, disability benefits, insurance (life, travel and accident), death benefits and vacations and holidays.

Henderson Letter Agreement

SunCoke Energy assumed the letter agreement that Sunoco previously entered into with Mr. Henderson in 2010. The letter agreement (including an amendment dated May 25, 2011) provides for his employment as CEO with an annual base salary of $925,000 and an annual target bonus opportunity of 110% of base salary. In accordance with his letter agreement, Mr. Henderson received an equity grant in 2012 with an aggregate value of $3.2 million, with 70% in SunCoke Energy stock options and 30% in SunCoke Energy restricted share units (further details of this grant are discussed in the “Long-Term Equity Awards” section of this Compensation Discussion and Analysis). No other provisions of the letter agreement remain in effect.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer and the three most highly compensated officers other than the chief financial officer unless the compensation qualifies as performance-based compensation. While base salary and time-based restricted share units by their nature do not qualify as performance-based compensation under Section 162(m), we have structured the stock options under the LTPEP and the annual incentive awards under the SEIP and EIP to so qualify. We are submitting the LTPEP and the SEIP to a stockholder vote at the 2013 Annual Meeting in order to ensure continued deductibility of this compensation. The Compensation Committee will continue to consider Section 162(m) implications in making compensation recommendations and in designing compensation programs for our named executive officers. However, the Compensation Committee reserves the right to pay non-deductible compensation if it determines that to be in the best interests of SunCoke Energy and its stockholders.

Assessment of Risk Related to Compensation Practices

In February 2012, our Compensation Committee considered whether our compensation policies and practices for our employees, including the NEOs, were reasonably likely to have a material adverse effect on SunCoke Energy. In concluding that this was not the case, the Compensation Committee determined that our executive compensation program was consistent with SunCoke Energy’s risk management strategies. In the case of employees below the Senior Vice President level, salary is generally a significant portion of their compensation. In the case of the named executive officers, annual cash incentive compensation awards were based on five different corporate metrics (which limited excessive reliance on any one metric), target goals were set at appropriate levels, and payments were capped at 200% of target. Long-term incentive awards, which consist of stock options and restricted share units, contain multi-year vesting periods, thus promoting employee retention and aligning management’s interest with those of our stockholders. Our stock ownership requirements also align executives with stockholder interests.

Summary Compensation Table

The following table sets forth compensation information for our NEOs for the fiscal years ended December 31, 2012 and December 31, 2011.

Named Executive Officer	Year	Salary ($)	Bonus ($)		Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
Frederick A. Henderson	2012	$925,000	$0		$960,000	$2,238,367	$1,264,753	$90,280	(5)	$5,478,400
Chairman and Chief	2011	$913,140	$0		$1,919,997	$4,479,996	$203,500	$128,536		$7,645,169
Executive Officer
Michael J. Thomson	2012	$475,000	$50,000	(1)	$0	$0	$413,298	$42,070	(6)	$980,368
President and Chief	2011	$466,135	$550,000		$899,000	$930,997	$66,500	$207,751		$3,120,383
Operating Officer
Mark E. Newman	2012	$460,000	$150,000	(2)	$0	$0	$371,657	$45,723	(7)	$1,027,380
Senior Vice President,	2011	$345,000	$190,000		$303,595	$1,008,398	$59,800	$91,471		$1,998,264
Chief Financial Officer
Denise R. Cade	2012	$341,346	$75,000	(2)	$0	$0	$249,118	$35,775	(8)	$701,239
Senior Vice President,	2011	$228,750	$75,000		$182,995	$426,999	$30,500	$95,907		$1,040,151
General Counsel

(1)	This amount reflects the second half of Mr. Thomson’s special retention bonus that vested on August 11, 2012.
(2)	This amount includes a payment of a portion of a sign-on bonus to Mr. Newman ($150,000), and the final payment of a sign-on bonus to Ms. Cade ($75,000) pursuant to their respective letter agreements.
(3)	The grant made in 2012 to Mr. Henderson is in accordance with the terms of his 2010 letter agreement. No other NEO received an equity grant in 2012 due to the “front-loaded” grants made to them in 2011 in connection with our IPO that were approximately double the value of the awards the executives would otherwise receive in a single year. The amounts in these columns reflect the grant date fair value of restricted share units and stock options in accordance with FASB ASC Topic 718. See Note 20 to the Form 10-K in the 2012 Annual Report for a complete description of the assumptions used for these valuations.
(4)	The amounts in this column reflect annual cash incentive payments to each NEO under our EIP. A description of this plan can be found in the Compensation Discussion and Analysis section of this proxy statement.
(5)	The All Other Compensation column for 2012 includes (i) $70,280 representing Company matching, safe harbor and discretionary contributions to the Savings Restoration Plan; and (ii) $20,000 representing Company matching and safe harbor contributions to the SunCoke 401(k) Plan.
(6)	The All Other Compensation column for 2012 includes (i) $23,320 representing Company matching and safe harbor contributions to the Savings Restoration Plan; and (ii) $18,750 representing company matching and safe harbor contributions to the SunCoke 401(k) Plan.
(7)	The All Other Compensation column for 2012 includes (i) $28,308 representing Company matching and safe harbor contributions to the Savings Restoration Plan; and (ii) $17,415 representing Company matching and safe harbor contributions to the SunCoke 401(k) Plan.
(8)	The All Other Compensation column for 2012 includes (i) $15,775 representing Company matching and safe harbor contributions to the Savings Restoration Plan; and (ii) $20,000 representing company matching and safe harbor contributions to the SunCoke 401(k) Plan.

2012 Grant of Plan-Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2012.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards (6)
Named Executive Officer		Threshold ($) (2)	Target ($)	Maximum ($)
Frederick A. Henderson		—	$1,017,500	$2,035,000
	2/15/12				67,227		$14.28	$960,000
	2/15/12					393,386	$14.28	$2,238,367
Michael J. Thomson		—	$332,500	$665,000
Mark E. Newman		—	$299,000	$598,000
Denise R. Cade		—	$210,000	$420,000

(1)	The amounts in these columns were established under the EIP. These estimated payouts were based on pre-established goals for 2012. Thus, the amounts shown in the columns reflect the range of potential payments when the performance goals were set in early 2012. Actual amounts paid for 2012 are shown in the Summary Compensation Table. A description of the EIP can be found in the Compensation Discussion and Analysis section of this proxy statement.
(2)	Under the EIP, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from $1 to the maximum amount, subject to the approval of the Compensation Committee.
(3)	This column reflects the number of restricted share units granted to our NEOs in 2012. Other than Mr. Henderson, no other NEO received a grant in 2012. These restricted shares vest on the first, second, third and fourth anniversary date of the grant, subject to continued employment at SunCoke Energy and subject to accelerated vesting upon death, disability, or a qualifying termination following a change in control of SunCoke Energy. Dividend equivalents are paid to the extent the award vests.
(4)	This column reflects the number of stock options granted to our NEOs in 2012. Other than Mr. Henderson, no other NEO received a grant in 2012. This award vests on the first, second and third anniversary date of the grant, subject to continued employment with SunCoke Energy and subject to continued vesting upon retirement after the year of grant and accelerated vesting upon death, disability or a qualifying termination following a change in control of SunCoke Energy.
(5)	The exercise price is equal to the closing price of our common stock on the date of grant.
(6)	The grant date fair value was calculated in accordance with FASB ASC Topic 718.

2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2012.

Option Awards							Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (10)
Frederick A. Henderson (1)	153,918		492,546	(3)	$17.39	07/23/21	180,168	(6)	$2,808,819
	0		393,386	(4)	$14.28	02/15/22
Michael J. Thomson	59,992	(2)			$20.26	12/05/17	76,396	(7)	$1,191,014
	50,519	(2)			$22.31	03/30/17
	88,725	(2)			$11.18	12/03/18
	49,887	(2)	24,945	(2)	$8.93	03/30/20
	44,780		89,563	(5)	$17.39	07/23/21
Mark E. Newman	48,503		97,009	(5)	$17.39	07/23/21	14,549	(8)	$226,819
Denise R. Cade	20,538		41,078	(5)	$17.39	07/23/21	8,770	(9)	$136,724

(1)	Mr. Henderson was the only NEO who received long-term incentive awards in 2012, per his letter agreement.
(2)	These amounts represent previously granted Sunoco options that were converted to SunCoke options on January 21, 2012 in connection with the Separation. The 24,945 unexercisable options vest at a rate of 1/3 on the first, second and third anniversaries of the grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change of control of SunCoke Energy.
(3)	Five-sevenths of the option award vests on the first, second and third anniversary of the grant date and two-sevenths of the award vests on the third, fourth and fifth anniversary date of Mr. Henderson’s September 1, 2010 Sunoco hire date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change of control of SunCoke Energy,
(4)	These options vest at a rate of 1/3 on the first, second and third anniversaries of the grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change of control of SunCoke Energy,
(5)	These options vest at a rate of 1/3 on the first, second and third anniversaries of the grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change of control of SunCoke Energy,
(6)	Of these restricted shares, 112,941 vest on the third, fourth and fifth anniversaries of Mr. Henderson’s Sunoco hire date of September 1, 2010 and 67,227 vest at a rate of 1/4 on the first, second, third and fourth anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.
(7)	Of these shares, 19,121 were granted to Mr. Thomson as part of the 2011 “front-loaded” equity grant, 7,648 will vest on the second and third anniversaries of the grant and 11,473 will vest on the fourth anniversary of the grant. The remaining shares (57,275) resulted from the conversion of Mr. Thomson’s Sunoco equity awards on the date of our Separation. Of these shares, 21,155 vested in full on January 1, 2013, 28,227 vested in full on March 3, 2013 and the remaining 7,893 will vest in full on July 2, 2013. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.
(8)	These shares were granted to Mr. Newman as part of the 2011 “front-loaded” equity grant. Of these shares, 5,819 will vest on the second and third anniversaries of the grant and 8,730 will vest on the fourth anniversary of the grant. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(9)	These shares were granted to Ms. Cade as part of the 2011 “front-loaded” equity grant. Of these shares, 3,508 will vest on the second and third anniversaries of the grant and 5,262 will vest on the fourth anniversary of the grant. Vesting is accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.
(10)	The market value of is based on the closing price of SunCoke Energy on December 31, 2012, or $15.59.

2012 Option Exercises and Stock Vested Table

The following table sets forth the exercises of options and vested awards for the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Frederick A. Henderson	0	$0	0	$0
Michael J. Thomson	0	$0	71,944	$1,136,612
Mark E. Newman	0	$0	2,909	$45,409
Denise R. Cade	0	$0	1,753	$27,364

(1)	The amounts in this column represent the value realized by multiplying the closing price of our common stock on the date of vesting by the number of shares vested.

2012 Nonqualified Deferred Compensation Table

The following table sets forth information regarding the contributions, earnings and account balances under our SRP for 2012.

Named Executive Officer	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($) (1)		Aggregate Earnings in 2012 ($) (3)	Aggregate Withdrawals/ Distributions in 2012 ($ )	Aggregate Balance as of December 31, 2012 ($) (4)
Frederick A. Henderson	$37,356	$70,280	(2)	$4,945	$0	$136,773
Michael J. Thomson	$14,575	$23,320		$4,185	$0	$58,157
Mark E. Newman	$17,692	$28,308		$1,955	$0	$47,955
Denise R. Cade	$9,860	$15,775		$1,038	$0	$26,673

(1)	These amounts represent contributions made under our SRP, which include matching contributions equal to 100% of the first 5%, a safe harbor contribution equal to 3% of compensation deferred by the participant under the SRP, and, for Mr. Henderson, a Company discretionary contribution (described in footnote 2). These amounts are reported in the Summary Compensation Table under “All Other Compensation”.
(2)	An additional contribution to the SRP was made to Mr. Henderson’s account to make up for his inability to defer a portion of his 2012 compensation relating to the payment of the 2011 bonus, since the deferral election he completed in late 2011 prior to the January 1, 2012 effective date of the SRP could not apply to the 2011 bonus paid in 2012. The contribution was based on Mr. Henderson’s deferral rate for 2012.
(3)	The earnings in this column are not included in the Summary Compensation Table.
(4)	The aggregate balances reported in this column for Messrs. Henderson and Thomson have been previously reported in the Summary Compensation Table, except for contributions for 2012 reported in the Summary Compensation Table of this proxy statement, and the following earnings: Mr. Henderson: $4,945; and Mr. Thomson: $4,185. None of the balances reported in this column for Mr. Newman and Ms. Cade have been previously reported in the Summary Compensation Table.

Savings Restoration Plan

On December 6, 2011, the Compensation Committee adopted the SRP, effective as of January 1, 2012. The SRP is an unfunded, nonqualified deferred compensation plan that is made available to participants in our 401(k) Plan whose compensation is expected to exceed the IRS limits on compensation that can be taken into account under that Plan ($250,000 for 2012). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the compensation limit. Such amounts will be credited to a bookkeeping account established for each participant as of the date the amounts would otherwise been paid to the participant. Employer contributions will be credited to the accounts of each employee who elects to defer compensation, and they consist of (1) a matching contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional contribution equal to 3% of the compensation deferred by the participant under the SRP. We can also make additional discretionary contributions, and did so in 2012 as described above in footnote 2 of the 2012 Nonqualified Deferred Compensation Table.

Participants are always fully vested in their own deferrals as well as the 3% employer contribution, and they will vest in the employer matching contributions and discretionary contributions in accordance with the vesting schedule in the SunCoke 401(k) Plan (i.e., 100% vesting after three years of service). Participants can direct the investment of their bookkeeping accounts among the same investment alternatives available under the SunCoke 401(k) Plan. Unless the participant elects otherwise, distributions are made in a lump sum on the first day of the seventh month following termination of employment (or immediately to the participant’s beneficiary in the event of the participant’s earlier death). The participant can elect, prior to his or her first year of participation, to receive a distribution in installments over two to ten years instead of a lump sum if he terminates due to retirement (i.e., termination after attaining age 55 with 10 years of service or age 60 with 5 years of service). In addition, a participant can elect, concurrently with the annual deferral election, to receive an in-service lump sum distribution of the amount he or she elects to defer for such year, with such payment date not earlier than three years from the end of the year in which the election is made. A participant can change the time or method of distribution in limited circumstances.

Potential Payments upon Termination or Change in Control

We provide benefits to our NEOs upon certain terminations of employment. These benefits are in addition to the benefits to which the NEOs would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA). The incremental benefits payable to the NEOs are described as follows:

Executive Involuntary Severance Plan

The Executive Involuntary Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause (as defined in the Plan), death or disability. Severance is paid in installments per pay period and ranges from one to two times the sum of the executive’s annual base salary and target annual incentive, depending on the executive’s position. Executives are also entitled to the continuation of medical plan benefits at active employee rates for the period during which the participant receives severance payments (which run concurrently with COBRA); continuation of life insurance coverage equal to one time’s the executive’s base salary and outplacement services. Severance is subject to the execution of a release of claims against SunCoke Energy at the time of termination of the executive’s employment. The multiples of base salary and annual incentive for the NEOs are as follows: Mr. Henderson: 2x; Mr. Thomson: 1.5x; Mr. Newman: 1.5x; and Ms. Cade: 1.5x.

Special Executive Severance Plan

The Special Executive Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause, death or disability, or who resign for good reason (as such terms are defined in the Plan) within two years following a change in control of SunCoke Energy. Severance is generally payable in a lump sum, equal to two to three times the sum of the executive’s annual base salary and the greater of (i) 100% of the executive’s target annual incentive in effect immediately before the change in control or, if higher, employment termination date, or (ii) the average annual incentive awarded to the executive with respect to the three years ending before the change in control or, if higher, ending before the employment termination date, with the multiple depending on the executive’s position. Notwithstanding the general severance formula, Mr. Thomson will receive the greater of the severance provided under this plan or the severance that he would have received under Sunoco’s severance plan had he terminated at the time of the IPO, which was based on a multiplier of 3x base salary and target annual incentive in effect at the time of IPO. Executives are also entitled to the continuation of medical and dental plan benefits at active employee rates for either two or three years (with COBRA eligibility beginning at the end of the applicable continuation period), continuation of life insurance coverage equal to one time’s the executive’s base salary and outplacement services. In addition, if an executive is terminated without cause within two years of the change in control all equity awards will vest and stock options continue to be exercisable for one year following such termination, which is consistent with the LTPEP. If the benefits received by an executive upon a change in control would trigger an excise tax under Section 2806 of the Internal Revenue Code, the benefits under the plan will either (i) be paid to the executive, in which case he or she will be responsible for the tax or, (ii) if it would result in a greater after-tax benefit to the executive, be reduced so that no excise tax is triggered. The multiples of base salary and annual incentive for the eligible NEOs are as follows: Mr. Henderson: 3x; Mr. Thomson: 2x; Mr. Newman: 2x; and Ms. Cade: 2x.

Long-Term Performance Enhancement Plan

Under the LTPEP, if within 24 months following a change in control a participant’s employment is terminated by SunCoke Energy other than for cause, death or disability or by the participant for good reason (as such terms are defined in the LTPEP), all equity awards will vest under the terms of the award agreements, and stock options continue to be exercisable for one year following such termination. In addition, stock options continue to vest if retirement occurs on or after December 31 of the calendar year in which the stock option was granted and fully vest upon death or disability, and restricted share units fully vest upon death or disability.

Potential Payments upon Termination or Change in Control Table

The table set forth below quantifies the additional benefits that would be paid to each NEO pursuant to the arrangements described above, assuming a termination of employment and/or change in control occurred on December 31, 2012.

Executive Name	Death / Disability ($)		Termination Prior to a Change in Control ($)		Termination in Connection with a Change in Control ($)
Frederick Henderson
Cash Severance (1)	—		$3,885,000		$5,827,500
Health & Welfare Continuation (2)	—		$29,593		$47,001
Stock Option Acceleration Value (3)	$515,336		—		$515,336
Restricted Share Units Acceleration Value (3)	$2,808,819		—		$2,808,819
Outplacement (4)	—		$9,500		$9,500

Total	$3,324,155		$3,924,093		$9,208,156

Michael J. Thomson
Cash Severance (1)	—		$1,211,250		$2,422,500	(6)
Health & Welfare Continuation (2)	—		$22,195		$47,001	(6)
Stock Option Acceleration Value (3)	$166,134		—		$166,134
Restricted Share Units Acceleration Value (3)	$1,191,014		$329,412	(5)	$1,191,014
Outplacement (4)	—		$9,500		$9,500

Total	$1,357,147		$1,572,357		$3,836,149

Mark E. Newman
Cash Severance (1)	—		$1,138,500		$1,518,000
Health & Welfare Continuation (2)	—		$22,195		$31,334
Stock Option Acceleration Value (3)	$0	(7)	—		$0
Restricted Share Units Acceleration Value (3)	$226,819		—		$226,819
Outplacement (4)	—		$9,500		$9,500

Total	$226,819		$1,170,195		$1,785,653

Denise R. Cade
Cash Severance (1)	—		$840,000		$1,120,000
Health & Welfare Continuation (2)	—		$9,012		$12,593
Stock Option Acceleration Value (3)	$0	(7)	—		$0
Restricted Share Units Acceleration Value (3)	$136,724		—		$136,724
Outplacement (4)	—		$9,500		$9,500

Total	$136,724		$858,512		$1,278,817

(1)	These amounts represent the cash severance payments of salary and bonus made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control and the Special Executive Severance Plan on or after a change in control.
(2)	These amounts reflect the continuation of medical benefits and life insurance coverage under the Executive Involuntary Severance Plan and the continuation of medical and dental benefits and life insurance coverage under the Special Executive Severance Plan.
(3)	The market value of stock options and restricted share units that would vest under the LTPEP is calculated based on the closing price of our stock on December 31, 2012 of $15.59.
(4)	These amounts represent the outplacement benefits our executives are eligible to receive under each Plan.

(5)	Accelerated vesting is provided pursuant to the terms of Mr. Thomson’s letter agreement and award agreement.
(6)	Mr. Thomson is entitled to receive the greater of the severance under the Special Executive Severance Plan or the severance that would have been paid to him under Sunoco’s severance plan at the time of IPO. These amounts thus represent the severance payable under Sunoco’s plan (i.e., three times the sum of his then current salary ($475,000) and target bonus opportunity (70% of salary), plus continued medical and dental benefits and life insurance coverage for three years).
(7)	The value of outstanding options is $0 since the exercise price is greater than the closing price on December 31, 2012 of $15.59.

PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Exchange Act, including in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure.

Our strategy with respect to compensation of our NEOs focuses upon tying compensation to increasing stockholder value over the long-term. Our compensation structure has a strong performance orientation with a significant portion of pay at risk based on performance. The level of pay at risk increases progressively at positions of greater responsibility. Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance. The market is defined by reference to general industry and energy services companies, as well as a specific peer group. Leadership compensation is aligned with stockholders’ interests, and leadership will be rewarded when the interests of stockholders are advanced. The compensation structure supports our need to attract and retain top level talent, individuals with critical skills and top performers. We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities (for example, no defined benefit plan or retiree medical plan).

We are asking our stockholders to indicate their support for our NEO compensation structure as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote to approve our executive compensation is advisory, and therefore not binding on SunCoke Energy, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The current frequency of our stockholder advisory vote on executive compensation is annually, and the next such vote will be held at our 2014 Annual Meeting of Stockholders.

Recommendation

The Board of Directors recommends you vote “FOR” the advisory approval of our executive compensation.

PROPOSAL 3 — APPROVAL OF THE SUNCOKE ENERGY, INC. LONG-TERM PERFORMANCE ENHANCEMENT PLAN

The Compensation Committee of the Board of Directors of the Company has approved, subject to the approval of stockholders, an amendment and restatement of the LTPEP. The LTPEP was initially adopted by the Company on July 21, 2011. The Company is now seeking stockholder approval of the LTPEP so that certain awards under the LTPEP can continue to be considered “performance-based” under Section 162(m) of the Code.

Section 162(m) and related guidance generally preclude a publicly-traded company from taking a tax deduction for compensation in excess of $1 million paid to certain executives. These executives are a company’s chief executive officer and three other highest paid executives, other than the chief financial officer, who are the named executive officers listed in the Summary Compensation Table of the company’s annual proxy statement. This restriction is subject to an exception for “performance-based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to these named executive officers must be disclosed to and approved by stockholders before any compensation is paid to them. The Company has relied on a transition rule under Section 162(m) that applies to companies that become publicly held, which occurred when the Company spun-off from Sunoco, Inc. in January 2012. Compliance with the transition rule means that stock options and performance-based awards granted under the LTPEP prior to the annual meeting on May 9, 2013 are deemed to satisfy Section 162(m). Stockholder approval of the material terms of the performance goals under the LTPEP is now necessary in order to permit full deductibility of awards intended to be performance-based under Section 162(m) that are issued on and after the date of the annual meeting.

There is no increase to the number of shares available for issuance under the LTPEP. Moreover, no substantive amendments have been made to the LTPEP since its initial adoption, other than eliminating the reuse of shares used to pay the stock option exercise price or tax withholding. The revisions generally were made with the purpose of simplifying the document and removing references to the awards that were initially granted under the Sunoco Long-Term Incentive Plan that were converted to SunCoke Energy awards in January 2012 in connection with the spin-off.

LTPEP Overview

The LTPEP is a stock-based compensation plan that provides for discretionary grants of stock options, stock unit awards and stock awards to key employees and non-employee directors. The purposes of the Plan are to: (a) better align the interests of stockholders and key employees and directors by creating a direct linkage between LTPEP awards and stockholders’ gains; (b) provide key employees and directors with the ability to increase stock ownership in the Company; (c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and (d) provide an incentive to key employees and directors for continued service with the Company.

The Company is not currently requesting any additional shares in connection with the approval of the LTPEP. The Company believes that the current number of shares under grant and available for grant under the LTPEP reflects overhang levels consistent with overhang levels at peer group companies. Total overhang following the grants made on February 20, 2013 (calculated as the sum of all outstanding options and full value awards plus remaining shares available for grant at the measurement date, divided by basic shares outstanding) was 9.93%. In addition, the Company’s average annual run rate for 2013 (calculated as the sum of all options and full value share awards granted so far in 2013, divided by basic shares outstanding, assuming no additional grants in 2013) was 1.16%. The run rates for 2011 and 2012 (2.60% and 3.12%, respectively) were unusually high due to one-time events, which consisted of “front-loaded” grants made in 2011 in connection with the Company’s IPO and grants made in 2012 to reflect the conversion of Sunoco equity awards following the Separation. The median of the average run rate of the Company’s peer group over the three years 2009-2011 was 1.18%. The Company expects the future run rate over the life of the LTPEP to be more in line with the current run rate.

The LTPEP contains certain restrictions that the Company believes further the objectives of the LTPEP and reflect sound corporate governance: (i) shares that are used to pay the stock option exercise price or required tax withholding on any award can no longer be reused under the LTPEP; (ii) dividends on stock awards and dividend equivalents on stock unit awards are paid only to the extent the awards vest; (iii) stock options must be granted with an exercise price not less than the fair market value of the underlying common stock on the date of grant and the term is limited to ten years from the date of grant; (iv) repricing of stock options without shareholder approval is prohibited; and (v) awards do not automatically vest upon a change in control of the Company.

Description of the LTPEP

The following is a summary of the LTPEP. It is qualified by reference to the full text of the LTPEP, which is attached as Exhibit A to this proxy statement. Stockholders are encouraged to review the LTPEP carefully.

Administration. The LTPEP is administered by the Compensation Committee (the “Committee”), which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” definition under Section 162(m) of the Code. The Committee has full authority to select the individuals who will receive awards under the LTPEP, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the LTPEP is 7,600,000 shares, comprised of the sum of (i) 6,000,000 and (ii) the number of shares that may be issuable upon exercise or vesting of awards initially granted under the Sunoco Long-Term Incentive Plan (1,600,000). Of these shares, the maximum number of shares as to which a key employee may receive stock options in any calendar year is 1,250,000, and the maximum number of shares issuable as stock awards and/or stock unit awards intended to qualify as “performance-based” under Section 162(m) of the Code to any single key employee in any calendar year is 750,000.

Shares issuable under the LTPEP may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award for any reason, the shares subject to the award will again be available for issuance under the LTPEP. Any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the LTPEP. The number of shares of common stock issuable under the LTPEP is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the LTPEP.

Eligibility. All employees of the Company designated as key employees for purposes of the LTPEP and all non-employee directors of the Company are eligible to receive awards under the LTPEP. As of March 1, 2013, approximately 102 key employees and all six non-employee directors were eligible to participate in the LTPEP.

Awards to Participants. The LTPEP provides for discretionary awards of stock options, stock unit awards and stock awards to participants. Each award made under the LTPEP will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the LTPEP.

Stock Options. The Committee may grant non-qualified stock options to participants. Each stock option represents the participant’s right to purchase a share of common stock of the Company by paying the exercise price of the option. The Committee has the discretion to set the terms and conditions applicable to the options, including the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will not be less than the closing sales price of the Company’s common stock on the date on which the option is granted (“fair market value”); each option will expire ten years from the date of grant; and no option can be amended such that it would be considered a “repricing” for accounting purposes without stockholder approval. It is intended that stock options qualify as “performance-based compensation” under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.

Stock Units. The Committee may grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. Unless otherwise determined by the Committee, when the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents will be held by the Company and paid only to the extent the restrictions lapse. The current award agreements provide for this treatment of dividend equivalents.

Stock Awards. The Committee may grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Committee. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on the stock award will be held by the Company and will be paid only to the extent the restrictions on such stock award lapse.

Performance-Based Awards. The Committee has the discretion to establish restrictions on any LTPEP awards that qualify the awards as “performance-based compensation” under Section 162(m) of the Code so that they are fully deductible by the Company for federal income tax purposes. In such case, the Committee may establish performance goals for certain performance periods and targets for achievement of the performance goals, and the restrictions on the award will lapse if the performance goals and targets are achieved for the designated performance period. The performance goals will be based on one or more of the following criteria: revenues; cash flow, free cash flow, cash flow from operations, or cash flow return; expenses; net income; operating income (before or after tax); equity; return on equity, assets, net assets, capital employed or investment; working capital; economic value added; total shareholder return; pre-tax earnings; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; operating capacity utilized; production or sales volumes; cost of processing; margin capture; contribution margin; gross margin; operating margin; debt reduction; market share; or change in fair market value. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee.

Provisions Relating to a Change in Control of the Company. The LTPEP gives the Committee the discretion to include in an award agreement provisions relating to a change in control of the Company. The current award agreements provide that upon a participant’s termination of employment by the Company without cause or by the participant for good reason (both as defined in the relevant documents) within 24 months following a change in control of the Company, unvested options vest and remain exercisable for one year (or the expiration of the term, if earlier) and stock awards and stock unit awards (and related dividends and dividend equivalents) vest.

Amendment of Award Agreements; Amendment and Termination of the LTPEP; Term of the LTPEP. The Committee may amend any award agreement at any time, provided that no amendment may cause an award to cease to qualify as “performance-based” under Section 162(m) of the Code or, without the written consent of the participant, materially impair the right of any participant under any agreement, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Committee may terminate, suspend or amend the LTPEP, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may materially impair the right of any participant under any outstanding award without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company’s common stock are listed.

No awards may be granted under the Plan on or after February 22, 2023.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the LTPEP. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the LTPEP. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the LTPEP. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Stock Awards and Stock Unit Awards. If the participant receives a stock award, the participant generally will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he or she receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Awards Granted under the Plan

It is not possible at this time to determine all of the specific awards that will be made in 2013 and future years under the LTPEP. As of March 1, 2013, 3,904,412 stock options with exercise prices ranging from $4.77 to $29.35 have been granted under the LTPEP since it was first adopted. These grants are as follows: Fritz A. Henderson (Chairman and Chief Executive Officer): 1,271,100; Michael J. Thomson (President and Chief Operating Officer): 449,974; Mark E. Newman (Senior Vice President and Chief Financial Officer): 179,054; Denise R. Cade (Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer): 79,991; all current executive officers as a group: 1,980,119; all non-employee directors as a group: 0; each nominee for election as a director: 0; each other person with 5% of such awarded options: 0; and all employees, including all current officers who are not executive officers, as a group: 1,924,293. On March 1, 2013, the last reported sales price for the common stock on the New York Stock Exchange was $16.49 per share.

Vote Required for Approval

Approval of the LTPEP requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” the approval of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.

PROPOSAL 4 — APPROVAL OF THE SUNCOKE ENERGY, INC. SENIOR EXECUTIVE

INCENTIVE PLAN

The Compensation Committee of the Board of Directors of the Company has approved, subject to the approval of the Company’s stockholders, the SEIP.

Stockholders are being asked to approve the SEIP to ensure that bonuses paid under the SEIP will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes. Section 162(m) and related guidance generally preclude a publicly-traded company from taking a tax deduction for compensation in excess of $1 million paid to certain executives. These executives are a company’s chief executive officer and three other highest paid executives, other than the chief financial officer, who are the named executive officers listed in the Summary Compensation Table of the company’s annual proxy statement. This restriction is subject to an exception for “performance-based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to these named executive officers must be disclosed to and approved by stockholders before any compensation is paid to them. Stockholder approval of the SEIP will constitute approval of the SEIP’s “material terms of the performance goals” within the meaning of the regulations under Section 162(m).

The SEIP replaces the current Senior Executive Incentive Plan that was previously approved by the Compensation Committee in June 2011. If the SEIP is approved by stockholders, it will be effective beginning with the Company’s 2013 fiscal year and will remain in effect thereafter until terminated. No compensation will be paid under the SEIP to the named executive officers covered by the SEIP unless it is approved by stockholders.

The following is a summary of the SEIP. It is qualified by reference to the full text of the SEIP, which is attached as Exhibit B to this proxy statement. Stockholders are encouraged to review the SEIP carefully.

In General. The SEIP is intended to work in conjunction with the other incentive compensation arrangements of the Company, including its Annual Incentive Plan (the “AIP”), pursuant to which annual cash bonuses are paid to eligible employees upon the attainment of performance goals previously established for a fiscal year. Its effect is to set a performance-based ceiling on such bonuses so that they will meet the deductibility requirements of Section 162(m).

Administration. The SEIP is administered by the Compensation Committee, which is comprised of at least two “outside directors” as defined in Section 162(m). The Compensation Committee has full authority to select the employees eligible for bonus awards under the SEIP, determine when the employee’s participation in the SEIP will begin, determine the amounts payable upon the attainment of the performance goals, and make all other decisions necessary for the proper administration of the SEIP.

Eligibility. The SEIP covers the executives who are designated by the Compensation Committee within the first 90 days of each year as eligible to participate. For 2013, the executive officers named in this proxy statement (other than the Chief Financial Officer) participate in the SEIP.

Award Fund. The SEIP provides for an annual award fund of five percent (5%) of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of certain significant items out of the ordinary course of business, including such items as gains or losses on the disposal of assets; asset impairments, retirements or write-downs; gains or losses associated with legal, insurance or tax settlements/adjustments; and restructuring, severance or pension-related charges). The Compensation Committee has the discretion to reduce the award fund for any year. The award fund establishes the aggregate amount that will be available for the year from which annual incentive awards may be made. Within the first 90 days of each year, the Compensation Committee allocates a percentage of the award fund to each participant, provided that no participant’s allocation can exceed 50% and the aggregate allocations cannot exceed 100%.

If there is adjusted EBITDA for the applicable year, the maximum amount of award that each participant may receive for such year will be (i) for the CEO, the lesser of the award fund allocation or $4 million and (ii) for each other participant, the lesser of the award fund allocation or $2 million.

After the end of each year, the Compensation Committee will approve final bonus awards and may not increase the amount of bonus opportunity, but has the discretionary authority to reduce the amount, in the aggregate or with respect to one or more individual components, taking into account individual and/or corporate performance. The Compensation Committee expects to exercise that discretion and thus does not anticipate that the maximum bonus opportunity will be paid to any participant.

Payment of Awards. Bonuses will be paid in cash to participants (or their beneficiaries in the event of death) prior to March 15 following the year for which the bonus was earned. No award will be paid under the SEIP for any year or portion thereof to a participant whose employment with the Company terminates during the year for a reason other than retirement, disability or death. In the event of a participant’s retirement, disability or death, the participant (or beneficiary, if applicable) will receive a pro rata bonus payment based on the bonus the participant would have received had the participant remained employed through the last day of the year. Such amount will be paid on the date bonuses are paid to the other participants.

Amendment or Termination. The Compensation Committee may amend or terminate the SEIP at any time, without the consent of participants and without the approval of the stockholders of the Company, provided that no amendment or termination shall affect the Company’s obligation to pay any bonus amount after it has been earned by a participant.

2013 Fiscal Year. For 2013, the executive officers named in this proxy statement (other than the Chief Financial Officer) participate in the SEIP, and the Compensation Committee allocated the SEIP award fund among the participants as follows: Mr. Henderson: 50%; Mr. Thomson: 25%; and Ms. Cade: 25%. The Compensation Committee also established performance criteria for each participant pursuant to the parameters of the AIP, and will exercise its discretion to adjust the bonus pool amounts downward on the basis of the achievement of these criteria.

Bonuses payable under the SEIP for the 2013 fiscal year and future years cannot currently be determined because they will depend on the level of attainment of adjusted EBITDA and the exercise of discretion by the Compensation Committee to reduce a participant’s award based on the parameters set under the AIP. If the SEIP had been in effect for the 2013 fiscal year, then assuming the same performance criteria and the use of discretion to adjust the amounts of the 2012 award fund, the bonuses that would have been paid to the participants are the same amounts that were paid to them for 2012. These amounts are set forth in the Summary Compensation Table in this proxy statement, in the “Non-Equity Incentive Plan Compensation” column.

Vote Required for Approval

Approval of the SEIP requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” the approval of the SunCoke Energy, Inc. Senior Executive Incentive Plan.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

Beneficial Stock Ownership of Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of our common stock beneficially owned by stockholders who we know to be the beneficial owners of more than 5% of the outstanding shares of SunCoke Energy common stock.

Name	Shares of Common Stock	Percent of Common Stock Outstanding
FMR LLC (1)	6,656,600	9.51%
BlackRock, Inc. (2)	5,372,790	7.67%
The Vanguard Group, Inc (3).	4,229,690	6.04%
Orange Capital, LLC (4)	3,520,873	5.03%

(1)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013. The mailing address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(2)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 30, 2013. The mailing address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013. The mailing address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 22, 2013. The mailing address of Orange Capital, LLC is 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019.

Beneficial Stock Ownership of Directors and Executive Officers

The following table shows the amount of our common stock beneficially owned as of March 1, 2013, by each director of SunCoke Energy, by each of our NEOs and by all directors and executive officers of SunCoke Energy as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Shares of Common Stock	Right to Acquire Ownership Under Options on or Within 60 Days After March 1, 2013	Total	Percent of Common Stock Outstanding
Frederick A. Henderson	45,398	285,045	330,443	*
Robert J. Darnall	15,909	—	15,909	*
Alvin Bledsoe	5,934(1)	—	5,934	*
Peter B. Hamilton	10,909	—	10,909	*
Karen B. Peetz	—(1)	—	—	*
John W. Rowe	5,000(1)	—	5,000
James E. Sweetnam	—(1)	—	—	*
Michael J. Thomson	105,585(2)	318,848	424,433	*
Mark E. Newman	12,712(3)	48,503	61,215	*
Denise R. Cade	1,201	20,538	21,739	*
All directors and executive officers as a group (10 Persons)	202,648	672,934	875,582	1.3%

*	Less than one percent of our outstanding common stock.
(1)	Certain directors have elected to defer their stock awards into common share units under the Deferred Compensation Plan described on page 16 of this proxy statement. Each share unit is treated as if it were invested in shares of common stock and dividend equivalents are credited in the form of additional share units, although the unit does not have voting rights. Such share units will be settled in cash following termination of the director’s service on the Board, based upon the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date. The following directors hold such common share units: Mr. Bledsoe: 6,675 units; Ms. Peetz: 6,675 units; Mr. Rowe: 4,923 units; and Mr. Sweetnam: 6,675 units.
(2)	Mr. Thomson has shared voting and investment power for 15,304 shares.
(3)	Mr. Newman has shared voting and investment power for 3,750 shares.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following is the report of the Audit Committee dated February 20, 2013 with respect to SunCoke Energy’s audited financial statements for the year ended December 31, 2012. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SunCoke Energy specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: Messrs. Bledsoe and Hamilton and Ms. Peetz. All of the members are independent directors under the NYSE and SEC audit committee membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on our corporate website at www.suncoke.com.

The Audit Committee is responsible primarily for assisting the Board of Directors in fulfilling its oversight responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm and reviewing the services performed by our independent registered public accounting firm and internal audit department. The Audit Committee does not itself prepare financial statements or perform audits and its members are not auditors or certifiers of SunCoke Energy’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of our independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services. SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2012 with SunCoke Energy’s management and E&Y. The Audit Committee also has discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence from SunCoke Energy.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for the year ended December 31, 2012.

Members of the Audit Committee

Alvin Bledsoe (Chair)

Peter B. Hamilton

Karen B. Peetz

Audit Fees

The following table sets forth the fees billed by our independent registered public accounting firm for the years ended December 31, 2012 and December 31, 2011.

Audit and Non-Audit Fees
	Ernst & Young LLP
	2012	2011
Audit Fees (1)	$1,126,130	$1,203,155
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	49,782
All Other Fees	—	—

Total	$1,126,130	$1,252,937

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q, fees for reviews of our registration statements filed with the SEC and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor, such as employee benefit plan audits, and agreed upon procedures required to comply with financial, accounting or regulatory reporting.
(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance and international tax consulting and planning services.

Audit Committee Pre-Approval Policy

SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance. The policy identifies: (1) the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired, (2) describes the audit, audit-related and tax services that may be provided and the non-audit services that are prohibited and (3) sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the policy requires that our Vice President and Controller report the amount of fees incurred for the various services provided by the auditor not less frequently than semiannually. The Audit Committee has delegated authority to its Chair to pre-approve one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000, as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any such pre-approvals must then be reported at the next scheduled meeting of the Audit Committee.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed E&Y to serve as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board of Directors is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of E&Y, the Audit Committee may reconsider the appointment and may retain E&Y or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of E&Y, the Audit Committee may select another firm if it determines such selection to be in the best interest of SunCoke Energy and our stockholders.

Representatives from E&Y are expected to be present at the 2013 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of E&Y as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

OTHER INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 regarding the number of shares of our common stock that may be issued under the LTPEP and the Retainer Stock Plan. Sunoco approved each of the LTPEP and the Retainer Stock Plan prior to the completion of our two-step separation from Sunoco.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,828,982	(2)	$16.57	4,268,877
Equity compensation plans not approved by security holders	—		—	—

Total	3,828,982		$16.57	4,268,877	(3)

(1)	Weighted-average exercise price of outstanding stock options (excludes restricted stock units, which were granted at no cost to participants).
(2)	Includes conversions of Sunoco stock to SunCoke Energy stock upon completion of IPO on January 21, 2012 and grants made under LTPEP. Consists of 3,460,035 stock options and 454,422 restricted stock units.
(3)	Consists of 3,799,929 shares available for issuance under the LTPEP and 468,948 shares available for issuance under the Retainer Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required under Section 16(a) during the fiscal year ended December 31, 2012.

Future Stockholder Proposals

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 Annual Meeting, the proposal must be received by our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, on or before November 28, 2013 and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act.

In accordance with the advance notice requirements contained in our Amended and Restated Bylaws, for director nominations or other business to be brought before the 2014 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on January 9, 2014 and no later than the close of business on February 8, 2014 to our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532.

These stockholder notices must comply with the requirements of our Amended and Restated Bylaws and will not be effective otherwise.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by SunCoke Energy. In addition to solicitation by mail, our officers and other employees may solicit proxies personally, by telephone and by facsimile. We may request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. We have retained Morrow & Co., LLC to assist us in the solicitation of proxies for an estimated fee of $7,500, plus reimbursement of certain out-of-pocket expenses.

By order of the Board of Directors,

Denise R. Cade

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Lisle, Illinois

March 28, 2013

Exhibit A

SUNCOKE ENERGY, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN

(Amended and Restated Effective as of February 22, 2013)

ARTICLE I

AMENDMENT AND RESTATEMENT

SunCoke Energy, Inc. (the “Company”) established the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan (the “Plan”) effective as of July 21, 2011. The Plan is hereby amended and restated effective February 22, 2013, subject to approval by the Company’s stockholders at the Company’s annual meeting on May 9, 2013. Awards granted prior to the effective date of the Plan’s amendment and restatement shall be governed by the terms of the Plan as in effect on the grant date of the Award.

ARTICLE II

PURPOSE

The purposes of the Plan are to: (a) better align the interests of stockholders and Key Employees and Directors by creating a direct linkage between Participants’ rewards and stockholders’ gains; (b) provide Key Employees and Directors with the ability to increase equity ownership in the Company; (c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and (d) provide an incentive to Key Employees and Directors for continued service with the Company.

ARTICLE III

DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

3.1 “Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

3.2 “Award” means an Option, Restricted Stock or a Share Unit granted pursuant to the terms of the Plan.

3.3 “Board of Directors” means the Board of Directors of the Company.

3.4 “Change in Control” means the occurrence of any of the following events:

(a) The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition.

(b) Individuals who, as of the date that the Plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, in each case unless, following such business combination:

(i) all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding Common Stock and the then outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding Common Stock and the then outstanding Company voting securities, as the case may be;

(ii) no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3.5 “Code” means the Internal Revenue Code of 1986, as amended.

3.6 “Committee” means the Compensation Committee of the Board of Directors, as constituted from time to time. The Compensation Committee shall consist of at least two members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and Section 162(m) of the Code.

3.7 “Common Stock” means common stock, par value $0.01 per share, of the Company.

3.8 “Company” means SunCoke Energy, Inc., a Delaware corporation, or any successor thereto.

3.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.10 “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange.

3.11 “Incumbent Board” has the meaning provided in Section 3.4(b).

3.12 “Just Cause” means, unless otherwise defined in an Award agreement, as determined by the Committee:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;

(b) indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries that is not quashed within six months;

(c) conviction of Participant of a felony;

(d) willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company and its Subsidiaries at risk of material injury; or

(e) the Participant’s failure to comply with a policy of the Company and its Subsidiaries that places the Company and its Subsidiaries at risk of material injury.

For purposes of this Section 3.12, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. In addition, for purposes of this Section 3.12, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

3.13 “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan. A Key Employee may also include a person who is granted an Award in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

3.14 “Option” has the meaning provided in Section 5.1.

3.15 “Optionee” means the holder of an Option.

3.16 “Participant” means a Key Employee or Director selected to receive an Award under the Plan.

3.17 “Performance Goals” means the specific targeted amounts of, or changes in, financial or operating goals including: revenues; cash flow, free cash flow, cash flow from operations, or cash flow return; expenses; net income; operating income (before or after tax); equity; return on equity, assets, net assets, capital employed or investment; working capital; economic value added; total shareholder return; pre-tax earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; operating capacity utilized; production or sales volumes; cost of processing; margin capture; contribution margin; gross margin; operating margin; debt reduction; market share; or change in fair market value. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee. In addition, Performance Goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee.

3.18 “Plan” means this SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, as amended from time to time.

3.19 “Qualifying Termination” means, unless otherwise defined in an Award agreement, with respect to the employment of any Participant who is a participant in the SunCoke Energy, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within 24 months after a Change in Control, other than for Just Cause, death or permanent disability; or

(b) a termination of employment by the Participant within 24 months after a Change in Control for one or more of the following reasons:

(i) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company and its Subsidiaries immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause;

(ii) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(iii) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within 35 miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of 12 consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by a Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more such events within 60 days of such occurrence, (y) the Company fails to cure such event within 30 days after its receipt of such written notice and (z) the termination of employment occurs within 120 days after the occurrence of such event.

3.20 “Restricted Stock” has the meaning provided in Section VII.

3.21 “Share Units” has the meaning provided in Section VI.

3.22 “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

ARTICLE IV

TERM OF PLAN; ADMINISTRATION; TYPES OF AWARDS;

SHARES UNDER AWARDS

4.1 Term of the Plan. No Awards shall be made under this Plan after February 22, 2023. The Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

4.2 Administration.

(a) The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to, among other things:

(i) designate the Participants;

(ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

(iii) determine the terms and conditions of each Award under the Plan and impose such limitations, restrictions and conditions upon any such Award, in each case as the Committee shall deem appropriate; and

(iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any Award thereunder.

(b) The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to Performance Goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code. With respect to each performance period established by the Committee, the Committee shall establish such Performance Goals and shall establish targets for Participants for achievement of Performance Goals. Following the completion of each performance period, the Committee shall determine the extent to which Performance Goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

4.3 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

(a)	Options, as described in Article V;

(b)	Share Units, as described in Article VI; and/or

(c)	Restricted Stock, as described in Article VII.

4.4 Shares Under Awards.

(a) The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of (i) the number of shares of Common Stock that may be issuable upon exercise or vesting of any Awards initially granted under the Sunoco Long-Term Incentive Plan and (ii) 6,000,000. The limit set forth in this Section 4.4(a) shall be subject to the provisions of Section 8.7. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b) During a calendar year, no single Participant who is a Key Employee may be granted:

(i) Options covering in excess of 1,250,000 shares of Common Stock; or

(ii) Awards in the form of Share Units or Restricted Stock covering in excess of 750,000 shares of Common Stock in the aggregate (or if such Award is settled in cash, an amount equal to the Fair Market Value of such number of shares of Common Stock on the date on which the Award is settled), if such Awards are intended to qualify as “performance-based” in accordance with Section 162(m) of the Code.

The limits set forth in this Section 4.4(b) shall be subject to the provisions of Section 8.7.

(c) The number of shares of Common Stock delivered by a Participant or beneficiary or withheld by the Company on behalf of any such Participant or beneficiary as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

ARTICLE V

OPTIONS

5.1 Award of Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant one or more options (not intended to qualify as “incentive stock options” under section 422 of the Code) to purchase the shares of Common Stock (“Options”). The grant date for each Option shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.

5.2 Option Agreements. The grant of an Option shall be evidenced by a written Option agreement, executed by the Company and the holder of an Option, stating the number of Shares subject to the Option, the vesting terms, the treatment of the Option upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

5.3 Exercise Price. The per share exercise price of each Option shall be not less than the Fair Market Value on the grant date. In no event may any Option granted under this Plan be amended, other than pursuant to Section 8.7, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

5.4 Term and Exercise. The term and the vesting schedule of each Option shall be determined by the Committee. No Option shall be exercisable after the expiration of its term and the maximum term of any Option shall be ten years.

5.5 Transferability.

(a) No Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer an Option for no consideration to, or for the benefit of, an immediate family member or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Immediate family members are the Participant’s spouse (including common law spouse), siblings, parents, children, step-children, adoptive relations and grandchildren, and shall include the Participant.

(b) A transfer pursuant to Section 5.5(a) may only be effected following advance written notice from the Participant (or Participant’s estate) to the Committee describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Options. Any such transfer pursuant to Section 5.5(a) is further conditioned on the Participant and the immediate family member or other transferee agreeing to abide by the Company’s Option transfer guidelines. In the discretion of the Committee, the right to transfer an Option pursuant to Section 5.5(a) also will apply to the right to transfer ancillary rights associated with such Option, and to the right to consent to any amendment to the applicable Option agreement.

(c) Subsequent transfers by a transferee pursuant to Section 5.5(a) shall be prohibited except in accordance with the laws of descent and distribution, or by will.

(d) Following any transfer pursuant to this Section 5.5, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the terms governing exercisability of an Option that apply following any events of termination of employment shall apply based on the employment status of the original Optionee. Neither the Committee nor the Company will have any obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Shares issuable or issued under an Option that has been transferred by a Participant under this Section 5.5.

5.6 Manner of Payment. Each Option agreement shall set forth the procedure governing the exercise of any portion of the Option granted thereunder, and shall provide that, upon such exercise, the Optionee shall pay to the Company, in full, an amount equal to the product of (a) the exercise price and (b) the number of shares of Common Stock with respect to which Optionee exercises the Option. A Participant may pay the aggregate exercise price through cash payment, the delivery of shares of Common Stock owned by the Optionee, or by foregoing delivery of shares of Common Stock subject to the Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the aggregate exercise price; provided, however, that any use of shares of Common Stock to satisfy the aggregate exercise price must be in compliance with then applicable accounting rules.

5.7 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to the shares so registered, or represented by share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Option agreement.

ARTICLE VI

SHARE UNITS

6.1 Award of Share Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards denominated in shares of Common Stock (“Share Units”) that will be settled, subject to the terms and conditions of the Share Units, in an amount in cash, shares of Common Stock or both. At the time it authorizes the grant of any Share Units, the Committee shall condition the vesting of the Share Units upon (a) continued service of the applicable Participant and/or (b) the attainment of performance goals. Settlement of Share Units shall be made either in shares of Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment shall be set forth in the Committee’s resolution granting the Share Units and in the Share Unit agreement with the Participant.

6.2 Share Unit Agreements. Share Units granted under the Plan shall be evidenced by written agreements stating the type of Share Units, the number of Share Units granted, the vesting and settlement terms, the form of payment, the treatment of Share Units upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

6.3 Dividend Equivalents. Unless otherwise determined by the Committee, this Section 6.3 shall govern the treatment of dividend equivalents. A holder of Share Units will be entitled to receive payment from the Company in an amount equal to each cash dividend the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of outstanding Share Units. The Company shall establish a bookkeeping account on behalf of each

Participant in which the dividend equivalents allocated to such shall be credited. The dividend equivalent account will not bear interest. Vesting and payment of dividend equivalents will correspond to the vesting and settlement of the Share Units with respect to which the dividend equivalents relate.

ARTICLE VII

RESTRICTED STOCK

7.1 Award of Restricted Stock.

(a) The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards in the form of actual shares of Common Stock that are subject to restrictions on transfer, the lapse of which restrictions is contingent upon continued service and/or the satisfaction of performance conditions (“Restricted Stock”). Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan and an award agreement. Copies of such plan and agreement are on file at the offices of SunCoke Energy, Inc., 1011 Warrenville Road, 6th Floor, Lisle, IL 60532.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

7.2 Restricted Stock Agreements. Restricted Stock granted under the Plan shall be evidenced by written agreements stating the number of shares of Restricted Stock granted, the vesting and settlement terms, the treatment of the Award upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

7.3 Rights of a Stockholder. Except as provided in this Article and in the applicable Award agreement, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Vesting and payment of any cash dividends will correspond to the vesting of the Restricted Stock with respect to which such dividends relate. If so determined by the Committee in the applicable Award agreement, (a) cash dividends on the Common Stock subject to the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, subject to the vesting of the underlying Restricted Stock, and (b) subject to any adjustment pursuant to Section 8.7, dividends payable in Common Stock shall be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock.

7.4 Delivery of Unlegended Certificates. If and when the restrictions on the Restricted Stock lapse without a prior forfeiture of the shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for shares of Common Stock shall be delivered to the Participant upon surrender of the legended certificates.

ARTICLE VIII

MISCELLANEOUS

8.1 General Restriction. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that: (a) the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any state or Federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares thereunder, then such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.2 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, except as otherwise set forth in this Plan or as otherwise determined by the Committee.

8.3 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by the Company or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company and its Subsidiaries.

8.4 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

8.5 Rights as a Stockholder. Except as otherwise provided in Section 7.3 with respect to Restricted Stock, the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until Shares are issued on behalf of such recipient in “book-entry” form, in the records of the Company’s transfer agent and registrar, or certificates have been issued for such Shares.

8.6 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leaves of absence.

8.7 Adjustments.

(a) In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment. Such mandatory adjustment may include a change in one or more of the following: (i) the aggregate number of shares of Common Stock reserved for issuance and delivery under Section 4.5(a) of the Plan; (ii) the individual limits under Section 4.5(b) of the Plan; (iii) the number of shares or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options; and (v) other similar matters.

(b) In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries that is not an event described in Section 8.7(a), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under Section 4.5(a) of the Plan; (ii) the individual limits under Section 4.5(b) of the Plan; (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options; and (v) other similar matters, and such adjustments may include, without limitation, (A) the cancellation of outstanding Awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a corporate transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such corporate transaction over the exercise price of such Option shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards under the Plan, and (C) arranging for the assumption of Awards granted under the Plan, or replacement of Awards granted under the Plan with new Awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such transaction as well as any corresponding adjustments to Awards under the Plan that remain based upon Company securities.

8.8 Change in Control. The Committee may provide in any Award agreement for provisions relating to a Change in Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

8.9 Amendment of the Plan; Amendment of Awards.

(a) The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange on which the Common Stock is listed.

(b) Subject to Section 3.3, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause an Award to cease to qualify for the Section 162(m) exemption or, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

8.10 Required Taxes. When an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any taxes required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with shares of Common Stock, including shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

8.11 Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Participant’s termination of employment shall be delayed until the first day of the seventh month following the Participant’s termination of employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code.

8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

Exhibit B

SUNCOKE ENERGY, INC.

SENIOR EXECUTIVE INCENTIVE PLAN

(Effective as of January 1, 2013)

I. PURPOSE

The SunCoke Energy, Inc. Senior Executive Incentive Plan (the “SEIP”) is designed to provide for Awards to selected executive officers who contribute in a substantial degree to the success of the Company and who are in a position to have a direct and significant impact on the growth and success of the Company, thus affording to them a means of participating in that success and an incentive to contribute further to that success. The SEIP is intended to ensure that payments made under the SEIP or other incentive arrangements qualify as “performance-based” compensation as described in Section 162(m) of the Internal Revenue Code.

II. DEFINITIONS

The following words and phrases shall have the meanings set forth below:

2.1. “Adjusted EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, as reported in the Company’s consolidated financial statements, adjusted to exclude the impact of significant: gains (losses) on the disposal of assets; asset impairments, retirements or write-downs; gains (losses) associated with legal, insurance or tax settlements/adjustments; restructuring, severance or pension-related charges; or other similar items out of the ordinary course of business.

2.2. “Affiliate” means any corporation that together with the Company constitute an affiliated group of corporations as described in Section 1504 of the Internal Revenue Code (without regard to Section 1504(b) thereof).

2.3. “Award” shall mean an award of incentive compensation pursuant to the SEIP.

2.4. “Award Fund” shall mean the aggregate amount made available in any Performance Year pursuant to Article V hereof from which Awards determined under Article VI hereof may be made.

2.5. “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other committee appointed to administer the SEIP by the Board of Directors of the Company that is comprised of at least two members of the Board of Directors, each of whom shall meet applicable requirements set forth in Section 162(m) of the Internal Revenue Code and the regulations thereunder.

2.6. “Company” shall mean SunCoke Energy, Inc., a Delaware corporation.

2.7. “Participant” shall mean each individual described in Article IV of the SEIP.

2.8. “Performance Year” shall mean each fiscal year of the Company.

2.9. “SEIP” shall mean this SunCoke Energy, Inc. Senior Executive Incentive Plan, as amended from time to time.

III. ADMINISTRATION

The SEIP shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the SEIP, and make such determinations and take such action in connection with or in relation to the SEIP as it deems necessary. Each determination made by the Committee shall be final, binding and conclusive for all purposes and upon all persons. The Committee may rely conclusively on the determinations made by the Company’s independent public accountants with respect to matters within their expertise.

IV. ELIGIBILITY

Any executive officer of the Company or an Affiliate designated by the Committee is eligible to participate in the SEIP with respect to a Performance Year. No later than 90 days after the commencement of each Performance Year, the Committee shall, in writing, designate the Participants who are eligible to receive an Award for such Performance Year.

V. AWARD FUND

An Award Fund shall be established at five percent of the Company’s Adjusted EBITDA for each Performance Year, provided that the Committee reserves the right to decrease the amount of the Award Fund in any given Performance Year. No amounts shall be paid under the SEIP for any Performance Year unless the Company has Adjusted EBITDA in such Performance Year.

VI. AWARDS

No later than 90 days after the commencement of each Performance Year, the Committee shall determine the percentage of the Award Fund to allocate to each Participant as an Award for such Performance Year; provided that for any given Performance Year, no one Participant shall be allocated an Award that exceeds 50% of the Award Fund, and the sum of the Awards shall not exceed 100% of the Award Fund.

VII. ADJUSTMENT AND LIMITATIONS

7.1. Adjustment. The Committee may not increase the amount payable with respect to any Award, but the Committee reserves the right to decrease or eliminate any Award to any Participant. In determining Awards, the Committee shall exercise discretion only to the extent permitted in Section 162(m) of the Internal Revenue Code and the regulations thereunder. In making such determinations, the Committee may establish factors to take into account in implementing its discretion, including, but not limited to, achievement of business objectives and individual objectives, including the objectives established under the SunCoke Energy, Inc. Annual Incentive Plan, and, except in the case of the Award for the Chief Executive Officer of the Company, the recommendations of the Chief Executive Officer of the Company.

7.2. Maximum Award. Notwithstanding the foregoing, the maximum Award payable to a Participant shall not exceed (a) the lesser of the Participant’s Award established pursuant to Article VI or $4 million, in the case of the Chief Executive Officer; and (b) the lesser of the Participant’s Award established pursuant to Article VI or $2 million, in the case of each Participant other than the Chief Executive Officer.

VIII. PAYMENT

Prior to the payment of any Award under the SEIP, the Committee shall certify in writing that all applicable material conditions for such Award, including the conditions set forth in Article V, Article VI and this Article VIII, have been satisfied. In making this certification, the Committee will be entitled to rely upon an appropriate officer’s certificate from the Company’s Chief Financial Officer. Subject to the immediately preceding sentence, payment of the individual Awards will be made in a lump sum cash payment no later than March 15 of the year immediately following the end of the Performance Year to which the Award relates.

IX. FORFEITURE AND/OR PRORATION OF AWARD

9.1. Forfeiture. If a Participant’s employment terminates with the Company and all Affiliates for any reason other than death, permanent disability (as determined under the Company’s long term disability program) or Retirement prior to December 31 of any Performance Year, such Participant will not receive payment of any Award for such Performance Year.

9.2. Proration.

(a) A pro-rated Award, reflecting participation for a portion of the Performance Year during which the Participant was employed in an eligible position, will be paid to any Participant whose employment terminates during the Performance Year as a result of death, permanent disability (as determined under the Company’s long term disability program) or Retirement.

(b) Any pro-rated Award for the Performance Year payable hereunder will be paid on the date when Awards are otherwise payable for such Performance Year as provided in the SEIP.

(c) For purposes of this Article IX, “Retirement” shall have the meaning assigned in the SunCoke Energy, Inc. Executive Annual Incentive Plan.

X. EFFECTIVE DATE; AMENDMENT OR TERMINATION

10.1. Effective Date. The SEIP shall be effective for Performance Years beginning on and after January 1, 2013, provided that the SEIP receives shareholder approval at the Company’s 2013 Annual Meeting of Shareholders. If such shareholder approval is not obtained, any Awards granted to Participants shall be null and void.

10.2. Amendment or Termination. The SEIP may be amended or revised at any time by the Committee and may be discontinued or terminated in whole or in part at any time by the Board of Directors of the Company, provided, however, that no amendment requiring shareholder approval under Section 162(m) of the Internal Revenue Code will be made without obtaining such shareholder approval. The SEIP will continue in operation until discontinued or terminated as herein provided.

XI. MISCELLANEOUS

11.1. Neither the action of the Company in establishing the SEIP, nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the SEIP, shall be construed as giving to any Participant the right to be retained in the employ of the Company or its Affiliates.

11.2. The Company may offset against any payments to be made to a Participant or his/her beneficiary under the SEIP any amounts owing to the Company or Affiliates from the Participant for any reason.

11.3. Nothing in the SEIP shall obligate the Company to set aside funds to pay for the Awards determined hereunder, or to pay Awards under the SEIP.

11.4. The validity, construction and effect of the SEIP or any incentive payment payable under the SEIP shall be determined in accordance with the laws of the State of Delaware.

11.5. The Company shall have the right to make all payments or distributions pursuant to the SEIP to a Participant, net of any applicable Federal, State and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages, Award payments or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

11.6. The SEIP shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2013.
Vote by Internet
• Go to www.envisionreports.com/SXC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board recommends a vote FOR All Nominees for Director and FOR Proposals 2 through 5.
1. Election of Directors:
	01 - Peter B. Hamilton 02 - Karen B. Peetz 03 - John W. Rowe	+

☐	FOR all nominees	☐	WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold your vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.

		For	Against	Abstain			For	Against	Abstain
2.	Advisory approval of the company’s executive compensation.	☐	☐	☐	3.	Approval of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.	☐	☐	☐

4.	Approval of the SunCoke Energy, Inc. Senior Executive Incentive Plan.	☐	☐	☐	5.	Proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2013.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy – SunCoke Energy, Inc.

Notice of 2013 Annual Meeting of Stockholders – May 9, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Frederick A. Henderson and Michael J. Thomson, or any of them, proxies with full power of substitution to each to vote the shares of stock of SunCoke Energy, Inc. that the undersigned is entitled to vote as specified on the reverse side of this card at the 2013 Annual Meeting of Stockholders to be held on May 9, 2013 at 9:00 a.m., local time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED BUT, IF NO SPECIFICATION IS MADE OR IS UNCLEAR, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 THROUGH 5. THIS PROPERLY EXECUTED PROXY ALSO AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

If you do not vote by telephone or over the Internet, please complete, sign and date this card on the reverse side and return it promptly in the enclosed reply envelope.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

A	Proposals — The Board recommends a vote FOR All Nominees for Director and FOR Proposals 2 through 5.
1. Election of Directors:
	01 - Peter B. Hamilton 02 - Karen B. Peetz 03 - John W. Rowe	+

☐	FOR all nominees	☐	WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold your vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.

		For	Against	Abstain			For	Against	Abstain
2.	Advisory approval of the company’s executive compensation.	☐	☐	☐	3.	Approval of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.	☐	☐	☐

4.	Approval of the SunCoke Energy, Inc. Senior Executive Incentive Plan.	☐	☐	☐	5.	Proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2013.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy – SunCoke Energy, Inc.

Notice of 2013 Annual Meeting of Stockholders – May 9, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Frederick A. Henderson and Michael J. Thomson, or any of them, proxies with full power of substitution to each to vote the shares of stock of SunCoke Energy, Inc. that the undersigned is entitled to vote as specified on the reverse side of this card at the 2013 Annual Meeting of Stockholders to be held on May 9, 2013 at 9:00 a.m., local time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED BUT, IF NO SPECIFICATION IS MADE OR IS UNCLEAR, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 THROUGH 5. THIS PROPERLY EXECUTED PROXY ALSO AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please complete, sign and date this card on the reverse side and return it promptly in the enclosed reply envelope.